INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ] Preliminary information statement
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VISCORP, INC.
(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

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14c-5(g) and 0-11.

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11th Floor, South Tower, Jinjiang Times Garden

107 Jin Li Road West

Chengdu , P. R. China, 610072

February 7 , 2008

Dear Stockholder:

We are providing to you the following Information Statement to notify you that our Board of Directors and the holders of a majority of our outstanding common stock have delivered a written consent to change the corporate name to “Tianyin Pharmaceutical Co., Inc.” and to authorize a class of preferred stock.

On January 16, 2008, we entered into and consummated the transactions (the “Share Exchange”) contemplated under a Securities Exchange Agreement (the “SEA”) by and among us, Raygere Limited (“Raygere”), a company organized under the laws of the British Virgin Islands (“BVI”) and Time Poly Management Limited, Happyvale Limited and Fartop Management Limited, each a BVI company, and Cmark Holding Co., Ltd., an exempted company organized under the laws of the Cayman Islands (collectively, the “Raygere Stockholders”), pursuant to which all the shares of Raygere were transferred to us and Raygere became our wholly-owned subsidiary.  As part of the Share Exchange, the shareholders of Raygere were issued 12,790,800 shares of our Common Stock (the “Common Stock”), which represents 87.68% of the 14,587,200 issued and outstanding shares of our Common Stock.

Pursuant to the Share Exchange Agreement, we agreed to change our name and authorize a class of preferred stock.

This action will become effective on March 11, 2008 (the “Effective Date”).

The Information Statement is being provided to you for information purposes only as it relates to a Certificate of Amendment of our Articles of Incorporation. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

We are first mailing this statement on or about February 11, 2008.

Very truly yours,

__________________________

Guoqing Jiang,
CEO

____________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

______________________________________________________________

INFORMATION STATEMENT
OF
VISCORP, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Name Change

Our Board of Directors, by written consent dated as of January 11, 2008, changed our corporate name from “Viscorp, Inc.” to “Tianyin Pharmaceutical Co., Inc.” (hereinafter “the Company”);  83.40% of our shareholders approved the name change by written consent on  January 14, 2008.  Management believes that changing our name to Tianyin Pharmaceutical Co., Inc. will bring us greater exposure and name recognition because the new name will more accurately describe our business.

We will file a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Delaware to affect the name change, to be effective on the Effective Date.  The text of the Certificate of Amendment is set forth in Exhibit A.  The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to correctly identify the Company’s new name.  Either way, we will need a new Over the Counter Bulletin Board trading symbol and cusip number upon our name change.  We will report our new symbol and cusip number in a Current Report on Form 8-K once that is established.

Preferred Stock

Our Board of Directors, by written consent dated as of January 11, 2008, approved increasing our authorized capital to include 25,000,000 shares of preferred stock with a par value of $0.001, with the terms to be attached by the Board of Directors at the time of issuance; 83.40% of our shareholders approved the increase by written consent on January 14, 2008.

The Board of Directors believes it is in the Company’s best interest to increase its authorized capital by 25,000,000 shares of blank check preferred stock, par value $0.001, thereby making the total amount of authorized capital for the Company 50,000,000 shares of common stock and 25,000,000 shares of preferred stock.  These shares do not offer any preemptive rights. Once authorized, our blank check preferred stock may be issued at any time, at the discretion of our board of directors, and may contain such rights, privileges and designations (including voting and conversion rights) as our board may, from time to time, designate.

Pursuant to the private financings we completed on January 16, 2008 and January 25, 2008 (the “Financings”), we issued $15,225,000 of our 10% Convertible Exchangeable Notes that are convertible and exchangeable into shares of preferred stock, once such shares of preferred stock are authorized.

As part of the Financings, we agreed to file a Certificate Designation with Delaware’s Secretary of State after the Effective Date, whereby 10,000,000 shares of the 25,000,000 shares of authorized preferred stock shall be designated as Series A Preferred Stock.  Once designated, the $15,225,000 of 10% Convertible Exchangeable Notes shall automatically be converted into and exchanged for 9,515,625 shares of such Series A Preferred Stock, with each share having a stated or liquidation value of $1.60 per share.  Once issued, the Series A Preferred Stock is convertible at any time by the holder into shares of our Common Stock at a conversion price of $1.60 per share.  Such conversion price is subject to certain anti-dilution adjustment provisions, as set forth in the Certificate of Designation.  In addition, at the end of three years all unconverted shares of Series A Preferred Stock shall automatically convert into our Common Stock at the conversion price then in effect.  The Series A Preferred Stock votes on an “as converted basis” together with our common stock, on any proposal to effect a merger, consolidation or sale of all or substantially all of our assets.  We do not have any other present plans to issue additional shares of our authorized preferred stock.

There are certain advantages and disadvantages of an increase in our authorized stock.  The advantages include:

  The ability to raise capital by issuing capital stock.

  To have shares of stock available to pursue business expansion opportunities, if any.

  The disadvantages include:

  The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires.  A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.  We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

  Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

  Preferred Class of Stock

  We do not currently have a class of preferred stock.   The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration.  After the class of preferred stock is created, our Board may, from time to time, file certificates of designation of rights and preferences for a series of preferred stock.  The certificate of designation will establish the voting powers, designations, preferences, limitations, restrictions, conversion features and relative rights of each series.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.

  Material Effects of Preferred Stock

  The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock. Each stockholder retains the same proportionate interest in VISCORP as he/she/it held prior to the establishment of the preferred stock.  However, when preferred stock is issued in the future, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon a liquidation of VISCORP.

  Under certain circumstances any issuance of preferred stock may have the effect of delaying or preventing a change in control of the company by increasing the number of outstanding shares entitled to vote on the matter and by increasing the number of votes required to approve a change in control.  Shares of preferred stock could be issued that render more difficult or discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue additional shares of preferred stock could discourage an attempt by a party to acquire control.  Such issuances could deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of the common stock in a tender offer.  However, the preferential treatment associated with preferred stock makes such stock more attractive to investors and we believe will therefore directly increase our ability to obtain financing, which will in turn, create more value for our shareholders.

  The creation of the preferred class will become effective simultaneously with the name change, since it is included in the Certificate of Amendment.

  BENEFICIAL OWNERSHIP OF VISCORP, INC.’s COMMON STOCK

  As of January 24, 2008, we had a total of 14,587,500 shares of common stock.

  The following table sets forth, as of January 24, 2008: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the Share Exchange; and (b) the names and addresses of each director and executive officer before and after the Share Exchange, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Share Exchange. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from January 24, 2008.

  Pursuant to the terms of the Share Exchange Agreement, Charles Driscoll resigned as our Chief Executive Officer, Chief Financial Officer and President, effective immediately; Mr. Driscoll also tendered his resignation as our sole director, to be effective on the tenth day after mailing of a Schedule 14f-1 pursuant to Rule 14f-1 of the Securities Exchange Act of 1934, as amended to our stockholders.  Our Board of Directors appointed Guoqing Jiang to serve as the Chairman of our board and our Chief Executive Officer effective as of the close of the Share Exchange, and nominated Mr. Stewart Shiang Lor to serve as one of our directors with such appointment to be effective on the tenth day after mailing the Schedule 14f.

  Unless otherwise noted, the principal address of each of the directors, officers and director nominee listed below is 11th Floor, South Tower, Jinjiang Times Garden, 107 Jin Li Road West, Chengdu, Sichuan Province, the People’s Republic of China, 0086-028-86154737.

Amount
and Nature
	of	Percentage of	Amount and
	Beneficial	Outstanding	Nature of
	Ownership	Shares	Beneficial	Percentage of
	Before the	Before the	Ownership After	Outstanding
	Share	Share	the Share	Shares After the
Name	Exchange	Exchange	Exchange	Share Exchange
Charles Driscoll(1)	4,000,000	84.81%	80,000	*

Progressive Investors, LLC(2)(3)	435,000	9.22%	435,000	2.98%

Dr. Guoqing Jiang	-	-	38,429(4)	0.26%

Time Poly Management Ltd.(5)	-	-	9,976,824	68.39%

Cmark Holdings Co., Ltd.(6)	-	-	2,165,503	14.85%

Stewart Shiang Lor	-	-	12,142,327(7)	83.24%

All Directors, Executive Officers and Director Nominees before the Share Exchange, As a Group	4,000,000	84.81%	80,000	*

All Directors, Executive Officers and Director Nominees after the Share Exchange and after the Effective Date of this Schedule, As a Group	-	-	12,180,756	83.50%

  * Less than one percent

  (1)

  Charles Driscoll’s address is 627 Nevin Ave, Sewickley, PA 15143.

  (2)

  Mark Smith is the beneficial owner of Progressive Investors, LLC

  (3)

  Progressive is located at 1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087.

  (4)

  Pursuant to a Share Transfer Agreement, dated as of January 16, 2008, Dr. Jiang has an option to purchase up to 38,429 shares of Time Poly equity from Stewart Shiang Lor.  Mr. Lor is the director nominee who shall become a member of our board following the notice period of the Schedule 14f-1 we mailed out to our shareholders on February 5, 2008.

  (5)

  The person having voting, dispositive or investment powers over Time Poly is Stewart Shiang Lor, Authorized Agent.  All of the shares Mr. Lor holds in Time Poly, which represents 100% of the equity interest in Time Poly, are subject to a Share Transfer Agreement with certain members of management (the “Executives”) of Chengdu Tianyin Pharmaceutical Co., Ltd., our indirect wholly owned subsidiary located in Chengdu, Sichuan Province of the People's Republic of China that operates our current business, dated January 16, 2008, after which such persons will have the voting, dispositive and investment power over Time Poly.

  (6)

  The person having voting, dispositive or investment powers over Cmark is Stewart Shiang Lor, Authorized Agent.

  (7)

  Mr. Lor is the sole shareholder of Time Poly, which owns 9,976,824 shares of our voting stock and therefore, Mr. Lor beneficially owns 9,976,824 shares of our voting stock.  Mr. Lor is also the sole shareholder of Cmark, which owns 2,165,503 shares of our voting stock and therefore Mr. Lor beneficially owns 2,165,503 shares of our voting stock.  16.93% of the shares of our Common Stock held by Cmark and 78% of the shares of our Common Stock held by Time Poly are subject to an escrow agreement pursuant to which such shares are to be released back to such members and to the Investors of the Financings, based upon certain performance targets of Chengdu Tianyin as set forth in the Share Escrow Agreement dated January 25, 2008, by and among us, Time Poly, Happyvale Limited, Fartop Management Limited and Cmark, the Investors in the Financings and the escrow agent.

  Documents Incorporated By Reference

  In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superseded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein.  This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

  The following information, beginning on the page numbers noted below, contained in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 18, 2008 is incorporated by reference herein:

  The Share Exchange, page 2

  The Financing, page 4

  Management’s Discussion and Analysis of Financial condition and Results of Operations, page 39

  Description of Securities, page 58

  Changes in and Disagreement with Accountants on Accounting and Financial Disclosure, page 63

  Financial Statements and Supplementary Data, page 64

  The following information, beginning on the page numbers noted below, contained in our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 28, 2008 is incorporated by reference herein:

  Unregistered Sales of Equity Securities, page 2

  By Order of the Board of Directors

  ___________________________
  Guoqing Jiang
  Chairman & CEO

  Exhibit A

  Certificate of Amendment to Articles of Incorporation

  for

  VISCORP, INC.

  Pursuant to the provisions of Delaware’s General Corporate Law, Section 242, the undersigned hereby adopts the following Articles of Amendment for VISCORP, INC. (the “Company”):

  1.

  Name of the Corporation is VISCORP, INC.

  2.

  The articles have been amended as follows:

  Article 1

         Name of the Corporation is TIANYIN PHARMACEUTICAL CO., INC.

  Article 4

  “ The authorized capital is made up of two classes:

  (i)

  50,000,000 shares of Common Stock of USD$0.001 par value; and,

  (ii)

  25,000,000 shares Preferred Stock with USD$0.001 par value per share (“Blank Check Preferred Stock”).*

  *The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

  Signatures

  ___________________________

  Guoqing Jiang, CEO

  SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

  FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the

  Securities Exchange Act of 1934

  Date of report (Date of earliest event reported): [01/18/08]

  Viscorp, Inc.

  (Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

  627 Nevin Avenue, Sweickley, Pennsylvania 15143

  (Address of Principal Executive Offices)

  412-977-8366

  (Issuer Telephone number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

  Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

  Item 1.01

  Entry into a Material Definitive Agreement.

  Item 2.01

  Completion of Acquisition or Disposition of Assets.

  Item 3.02

  Unregistered Sales of Equity Securities

  Item 5.01

  Changes in Control of Registrant.

  Item 5.02

  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

  Item 5.06.

  Change in Shell Company Status.

  The Share Exchange

  On January 16, 2008, Viscorp, Inc. (“Viscorp” or the “Company”), entered into and consummated the transactions (the “Share Exchange”) contemplated under a Securities Exchange Agreement (the “SEA”) by and among the Company, Raygere Limited (“Raygere”), a company organized under the laws of the British Virgin Islands (“BVI”) and Time Poly Management Limited, Happyvale Limited and Fartop Management Limited, each a BVI company, and Cmark Holding Co., Ltd., an exempted company organized under the laws of the Cayman Islands (collectively, the “Raygere Stockholders”), pursuant to which all the shares of Raygere were transferred to us and Raygere became our wholly-owned subsidiary.  As part of the Share Exchange, the shareholders of Raygere were issued 12,790,800 shares of our Common Stock (the “Common Stock”), which represented 87.68% of the 14,587,200 issued and outstanding shares of our Common Stock following the Share Exchange, but before the dilution resulting from the financing described below.  The shares issued pursuant to the SEA were issued pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering. A copy of the SEA is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.  The description of the SEA included herein is modified by such reference.

  As a result of the Share Exchange, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Prior to the transaction, we were engaged in software  development  for Eye-Care  Providers  enabling  them to service  customers  faster  and  more  efficiently  thereby  enhancing  customer satisfaction. The software allows customers to view digital images of themselves wearing the frames they choose.  We also offer Data Rescue service, which is a data back-up solution that ensures a company that their data is always backed up and always retrievable.  However, in the past two years, the software and Data Rescue generated minimal to no revenue for the company. From and after the closing of the Share Exchange, our primary operations will consist of the operations of Tianyin.

  In accordance with the Share Exchange Agreement, we will change our corporate name to Tianyin Pharmaceutical Co., Inc. and increase our authorized capital to include a class of blank check preferred stock, whose terms shall be determined by the Board of Directors.  The closing of the Share Exchange is conditioned upon standard closing conditions, as well as our filing of a Schedule 14f-1 regarding the change in a majority of our board of directors and a Schedule14C regarding our name change.

  Pursuant to the terms of the SEA, Charles Driscoll resigned as our Chief Executive Officer, Chief Financial Officer and President, effective immediately; Mr. Driscoll also tendered his resignation as our sole director, to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Our Board of Directors appointed Guoqing Jiang to serve as the Chairman of our board and our Chief Executive Officer, effective as of the close of the Share Exchange, and nominated Mr. Stewart Lor to serve as one of our directors with such appointment to be effective on the tenth day after mailing the Schedule 14f-1.

  Pursuant to the Share Exchange, Mr. Driscoll cancelled 3,310,000 shares of our Common Stock that he owned and transferred an aggregate of 610,000 shares that he owns to two consulting firms who have provided services to us.  We have also agreed to change our corporate name to “Tianyin Pharmaceutical Co., Inc.” and to authorize a class of preferred stock, whose terms shall later be attached by the Board of Directors; these actions will become effective approximately twenty days following our filing of a Schedule 14C, pursuant to Rule 14c of the Exchange Act with the SEC and mailing same to our shareholders.  Pursuant to the name change we will obtain a new cusip number and trading symbol and we will file an amendment to this 8-K to disclose that information as soon as it becomes available.  Immediately prior to the Share Exchange we will also sell all of our assets, which consist solely of the software we developed and sold prior to the Share Exchange, to Charles Driscoll for $100.00.

  As a result of the Share Exchange and the Financing described below, on a fully-diluted basis (giving effect to the conversion of all outstanding convertible notes and preferred stock and the exercise of all outstanding warrants and options) we will have 27,368,451 shares of Common Stock issued and outstanding.  Of that amount, the Raygere Stockholders will own 46.74% of the outstanding shares, existing stockholders of our Company prior to the Share Exchange will own 6.56% of the outstanding shares, and the 46.70% balance of our fully-diluted Common Stock will be held by investors in the Financing.  See the “Security Ownership of Management and Beneficial Owners” section below.

  The Financing

  On January 16, 2008, we completed a private financing of $10,225,000 million, with 24 accredited investors (the “Financing”).  The net proceeds from the Financing were approximately $9,200,000.  Consummation of the Financing was a condition to the completion of the Share Exchange transaction with Raygere and the Raygere Stockholders under the SEA.  The securities offered in the Financing were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, Raygere, the Raygere Stockholders; Grandway Group Holdings Limited (“Grandway”), a company organized under the laws of Hong Kong and a wholly-owned subsidiary of Raygere, and the investors named in the Purchase Agreement (collectively, the “Investors”).  Pursuant to the Purchase Agreement, we issued a total of 102.25 Units of securities consisting of (a) an aggregate of $10,225,000 million principal amount of our 10% convertible exchangeable notes due on or before June 30, 2009 (the “Notes”), (b) five (5) year warrants to purchase 3,195,314 shares of our Common Stock, $0.001 par value per share at an initial exercise price of $2.50 per share (the “Class A Warrants”), and (c) seven (7) year warrants to purchase 3,195,314 shares of our Common Stock at an initial exercise price of $3.00 per share (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).  The exercise prices of the Warrants are subject to weighted average and other anti-dilution adjustments.

  Within the next few business days, we will also file a Schedule 14C Information Statement, with the Securities and Exchange Commission (“SEC”), to effect an amendment to our certificate of incorporation that will authorize for issuance up to 25,000,000 shares of our preferred stock, containing such rights, privileges and designations as our board of directors may, from time to time determine.  Once such Schedule 14C is declared effective by the SEC, the Notes will automatically convert into an aggregate of 6,390,625 shares of our Series A convertible preferred stock, par value 0.001 per share (the “Series A Preferred Stock”).  When issued, the Series A Preferred Stock will: (i) pay an annual 10% dividend, payable at our option either in cash or in additional shares of our Common Stock valued at the lesser of $1.60 per share or the volume weighted average price of our Common Stock for the 20 trading days prior to the date the dividend is payable; (ii) have a stated or liquidation value of $1.60 per share, or $10,225,000 million as to all 6,390,625 shares of Series A Preferred Stock, and (iii) each outstanding share of Series A Preferred Stock will be convertible at any time at the option of the holder into one (1) full share of our Common Stock.

  In connection with the Financing, we granted warrants to purchase 1,022,500 shares of Common Stock with an exercise price of US$1.60, $2.50 and $3.00 per share to the placement agent in the Financing.  These warrants have the same terms as the Warrants issued to Investors and included in the Units.

  In connection with the Financing, we also entered into a Registration Rights Agreement with the Investors (the “Investor RRA”).  Under the Investor RRA, the Company is required to prepare and file a registration statement for the resale of the Common Stock underlying the Series A Preferred Stock and the Warrants and to use its best efforts to cause, and to maintain, the effectiveness of the registration statement.  The Company is subject to certain monetary obligations if, among other reasons, the Company fails to file the registration statement with the SEC within 30 days of the date of the Registration Rights Agreement or the registration statement is not declared effective by the SEC within 150 days (180 days if the registration statement gets reviewed by the SEC) from the date of the Registration Rights Agreement.  The obligations are payments in an amount equal to 2% of the aggregate amount invested by such Investor (based upon the number of Registrable Securities then owned by such Investor) for each 30 day period or any portion thereof following the date by which such Registration Statement should have been effective, up to a maximum amount of 10%.

  We are using Alternative 3 in Form 10SB.  The Item references below are to the items in Form 10SB.  The use of the terms “we”, “us”, “our” or similar words below, refer to the Company and its subsidiaries following the completion of the Share Exchange.

  Item 1.  General Overview of the Business

  Viscorp was originally formed as an LLC under the laws of the State of Delaware on August 20, 2002. In March 2006, Viscorp changed its status from an LLC to a corporation registered in the State of Delaware. Prior to the Share Exchange transaction, Viscorp operated as a developer and retailer of software for optometrists.

   Through our indirect wholly-owned subsidiary Chengdu Tianyin Pharmaceutical Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“Chengdu Tianyin”), we are engaged primarily in the development, manufacturing, marketing and sale of modernized traditional Chinese medicines and other pharmaceuticals in China. We currently manufacture and market a comprehensive portfolio of 34 products of which 22 are listed in the highly selective National Medicine Catalog of the National Medical Insurance program.  We have an extensive product pipeline of 51 products which are pending regulatory approvals with the China State Food and Drug Administration.

  Chengdu Tianyin has experienced significant growth in its business in recent years.  Its total net revenue and net income reached US$20.36 million and US$4.22 million respectively for the fiscal year ended June 30, 2007, up from US$13.46 million and US$2.75 million for the fiscal year ended June 30, 2006.

  Established in 1994, Chengdu Tianyin, was a manufacturer and supplier of modernized traditional Chinese medicines.  The current management of Chengdu Tianyin acquired 100% of the equity interest of Chengdu Tianyin in 2003.  On October 30, 2007, Grandway completed the acquisition of the 100% of the equity interest and now owns 100% of the equity interest of Chengdu Tianyin, a company located in Chengdu, Sichuan Province of the PRC that operates our business.

  Our Corporate Structure

  Raygere was incorporated in the BVI on January 26, 2007.  On October 30, 2007, Raygere completed the acquisition of 100% of the equity interest in Chengdu Tianyin through Grandway, the 100% owned subsidiary of Raygere.  Substantially, all of our operations are conducted in China through Chengdu Tianyin.

  The following diagram illustrates our corporate structure and the place of incorporation of each named entity at the effective date of the Share Exchange:

  Our Offices and Other Corporate Information

  Our US offices are located at 627 Nevin Avenue, Sewickley, Pennsylvania.  Our principal executive offices are located at 11th Floor, South Tower, Jinjiang Times Garden, 107 Jin Li Road West, Chengdu, Sichuan Province 610072, P. R. China, and our telephone number is +86-28-8615 4737.

  RISK FACTORS

  An investment in our Common Stock is speculative and involves a high degree of risk.  You should carefully consider the risks described below and the other information in this report before purchasing any shares of our Common Stock.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties may also adversely impair our business operations.  If any of the events described in the risk factors below actually occurs, our business, financial condition or results of operations could suffer significantly.  In such case, the value of your investment could decline and you may lose all or part of the money you paid to buy shares of our Common Stock.

  Risks Related To Our Business

  We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

  From time to time, we may seek additional financing to provide the capital required to maintain or expand our production facilities, research and development initiatives and equipment and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so.  We cannot predict with certainty the timing or amount of any such capital requirements.  If such financing is not available on satisfactory terms, we may be unable to expand our business or to develop new business at the rate desired, and our operating results may suffer.  If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow.  If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

  Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any increased demand for our products and services and possibly hurting our operating results.

  Our business plan is to significantly grow our operations to meet anticipated growth in demand for our products and services.  Our planned growth includes the increase of our line of products and expansion of sales in our existing markets as well as new markets over the next few years.  Growth in our business may place a significant strain on our personnel, management, financial systems and other resources.  The evolution of our business also presents numerous risks and challenges, including:

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  the continued acceptance of our products and services by the pharmaceutical markets;

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  our ability to successfully and rapidly expand sales to potential customers in response to potentially increasing demand;

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  the costs associated with such growth, which are difficult to quantify, but could be significant;

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  rapid technological change; and

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  the highly competitive nature of the pharmaceutical industries.

  If we are successful in obtaining rapid market growth of our products, we will be required to deliver large volumes of quality products and services to customers on a timely basis at a reasonable cost to those customers.  Meeting any such increased demands will require us to expand our manufacturing facilities, to increase our ability to purchase raw materials, to increase the size of our work force, to expand our quality control capabilities and to increase the scale upon which we provide our products and services.  Such demands would require more capital and working capital than we currently have available and we may be unable to meet the needs of our customers, which could adversely affect our relationship with our customers and reduce our revenues.

  We have a history of operating losses, and there can be no assurance that we can sustain or increase profitability and, as a result, may not operate as a going concern.

  While we had recently achieved an operating profit, we have had operating losses in some of the years since our inception and there can be no assurance that we can sustain or increase profitability.  Unanticipated problems, expenses, and delays are frequently encountered in developing and marketing products.  These include, but are not limited to, competition, the need to develop customers and market expertise, market conditions, sales, marketing, increases in the cost of raw materials and governmental regulation.  Our failure to meet any of these conditions would have a materially adverse effect upon us and may force us to reduce or curtail our operations.  Revenues and profits, if any, will depend upon various factors.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business and results of operations.  In addition, we expect to incur additional general and administrative expenses as a public company in the United States which could also have a negative impact on our profitability.

  Our failure to successfully develop new business segments could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

  We are currently pursuing and in the future may pursue new technologies and businesses segments internally or through acquisitions or combinations which involve significant risks.  Any such acquisition or combination may involve, among other things, the payment of cash, the incurrence of contingent liabilities and the amortization of expenses related to goodwill and other intangible assets, and transaction costs, which may adversely affect our business, financial condition, results of operations and growth prospects.  Our ability to integrate and organize any new businesses and/or products, whether internally developed or obtained by acquisition or combination, will likely require significant expansion of our operations.  There is no assurance that we will have or be able to obtain the necessary resources to satisfactorily effect such expansion, and the failure to do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects.  In addition, future acquisitions or combinations by the company involve risks of, among other things, entering markets or segments in which we have no or limited prior experience, the potential loss of key employees or difficulty, delay or failure in the integration of the operations of any such new business with our current business and operating and financial difficulties of any new or newly combined operations, any of which could have a materially adverse effect on our business, financial condition, results of operations and growth prospects.  Moreover, there can be no assurance that the anticipated benefits of any internally developed new business segment or business combination will be realized.

  Our growth is dependent on our ability to successfully develop, acquire or license new drugs.

  We must invest substantial time, resources and capital in identifying and developing new drugs, dosage and delivery systems, either on our own or by acquiring and licensing such products from third parties.  Our growth depends, in part, on our success in such process.  If we are unable to either develop new products on our own or acquire licenses for new products from third parties, our ability to grow revenues and market share will be adversely affected.  In addition, we may not be able to recover our investment in the development of new drugs, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development if we are unable to fund such development from our future revenues.  Similarly, there is no assurance that we can successfully secure such rights from third parties on an economically feasible basis.

  Our current products have certain side effects.  If side effects associated with our current or future products are not identified prior to their marketing and sale, we may be required to withdraw such products from the market, perform lengthy additional clinical trials or change the labeling of our products, any of which could hinder or adversely affect our ability to generate revenues.

  Our current products have certain side effects.  If significant side effects of our medicines are identified after they are marketed and sold,

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  those medicines listed in the national and provincial medicine catalogs may be removed from the catalogs or downgraded to a lower tier;

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  regulatory authorities may withdraw or modify their approvals of such medicines;

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  we may be required to reformulate these medicines, change the ways in which they are marketed, conduct additional clinical trials, change the labeling of these medicines or implement changes to obtain new approvals for our manufacturing facilities;

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  we may be less successful in tendering processes used by state-owned hospitals for medicine purchases;

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  we may have to recall these medicines from the market and may not be able to re-launch them;

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  we may experience a significant decline in sales of the affected products;

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  our reputation may suffer; and

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  we may become a target of lawsuits.

  The occurrence of any of these events would harm our sales of these medicines and substantially increase the costs and expenses of marketing these medicines, which in turn could cause our revenues and net income to decline.  In addition, if any severe side effects are discovered to be associated with another manufacturer’s traditional Chinese medicine products used to treat medical conditions similar to those that our medicines are used to treat, the reputation and, consequently, sales of our medicines could be adversely affected.

  We may be subject to product liability claims in the future.

  We face an inherent business risk of exposure to product liability claims in the event that the uses of our products are alleged to have resulted in adverse side effects.  Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity.  These risks will exist for those products in clinical development and with respect to those products that receive regulatory approval for commercial sale.  Furthermore, although we have not historically experienced any problems associated with claims by users of our products, we do not currently maintain product liability insurance.  We plan to have a product liability insurance plan in place by the 2009, however there can be no assurance that we will be able to acquire product liability insurance with terms that are commercially feasible.

  We may not be able to obtain manufacturing or marketing approval for our future products, and failure to obtain approvals for our future products could materially harm our business prospects.

  All medicines must be approved by the China State Food and Drug Administration, or the SFDA, before they can be manufactured, marketed or sold in China.  The SFDA requires a pharmaceutical manufacturer to have successfully completed clinical trials of a new medicine and demonstrated its manufacturing capability before approval to manufacture that new medicine is granted.  Clinical trials are expensive and their results are uncertain.  In addition, the SFDA and other regulatory authorities may apply new standards for safety, manufacturing, labeling, marketing and distribution of future products. Complying with these standards may be time-consuming and expensive.  Furthermore, our future products may not be efficacious or may have undesirable or unintended side effects, toxicities or other characteristics that may preclude us from obtaining approval or may prevent or limit their commercial use.  As a result, we may not be able to obtain SFDA or other governmental approvals for our future products on a timely basis or at all.  Even if we do obtain approvals, such approvals may be subject to limitations on the indicated uses for which we may market a product, which may limit the size of the market for such a product.

  Failure to obtain approval from the SFDA to convert a provisional national production standard of our principal products to a national final production standard would require us to suspend or cease the production of existing or new products.

  After the SFDA approves a new medicine, it normally directs the manufacturer to produce that medicine according to a provisional national production standard, or a provisional standard.  A provisional standard is valid for two years, during which the SFDA closely monitors the production process and quality consistency of the medicine in order to develop a national final production standard, or a final standard.  Three months before a medicine’s provisional standard expires, the manufacturer of that medicine is required to apply to the SFDA to convert the provisional standard to a final standard.  In practice, the SFDA’s approval process is time-consuming and could take a few years.  However, during the SFDA’s review period (including after the expiration of the two-year provisional standard period), the manufacturer may continue to produce the medicine according to the provisional standard.

  The retail prices of our principal products are subject to price controls administered by the PRC government authorities.  Therefore, the retail prices of our principal products may not be raised above their respective price ceilings without obtaining the government’s prior approval, which we may not be able to obtain.  Furthermore, as has previously happened, we may be required to lower the wholesale prices of our products as a result of any government-mandated reduction in the price ceilings of these products.

  The retail prices of prescription and OTC medicines in China are subject to price controls administered by the Price Control Office under the National Development and Reform Commission, or the NDRC, and provincial price control authorities, either in the form of fixed prices or price ceilings.  From time to time, the NDRC publishes a list of medicines subject to price controls.  The NDRC directly regulates retail prices of certain medicines on the list and authorizes provincial price control authorities to regulate retail prices of the remainder on that list.  The limitation on our ability to raise the wholesale prices of our products may prevent us from absorbing or offsetting the effect resulting from any increase in the cost of raw materials or other costs, which would lower our margins.

  Furthermore, in response to a rapid increase in prices of medicines, in August 2006, the NDRC lowered the price ceilings of more than 400 medicines in China. This order, which was reported as the NDRC’s nineteenth order for nationwide price reductions for medicines since 1998, resulted in an average reduction of 30% in retail prices of those medicines affected by the order.  Should we be required to lower the prices of our principal products in the future as a result of any government-mandated reduction in the price ceilings of our products, our future revenue and profitability would be adversely affected.

  Our products that have been included in national and provincial medicine catalogs of the National Medical Insurance Program may be removed from the national or provincial medicine catalogs or downgraded to a lower tier, and our new products may encounter difficulty in seeking inclusion in these catalogs.

  The Ministry of Labor and Social Security, or the MLSS, together with other government authorities, determines which medicines are to be included in or removed from the national medicine catalog for the National Medical Insurance Program, and under which tier a medicine should fall, both of which affect the amounts reimbursable to program participants for their purchases of those medicines.  These determinations are based on a number of factors, including price and efficacy.  Provincial governments are required to include all Tier 1 medicines listed in the national medicine catalog in their provincial medicine catalogs, but can use their discretion to add other medicines to, or exclude the Tier 2 medicines listed in the national medicine catalog from, their provincial medicine catalogs, as long as the combined total numbers of medicines added and excluded do not exceed 15% of the number of the Tier 2 medicines.  In addition, provincial governments may use their discretion to upgrade a nationally classified Tier 2 medicine to Tier 1 in their provincial medicine catalogs, but may not downgrade a nationally classified Tier 1 medicine to Tier 2.  Depending on which tier a medicine is classified in the provincial medicine catalog, a National Medical Insurance Program participant residing in that province can be reimbursed for the full cost of a Tier 1 medicine and for 80-90% of the cost of a Tier 2 medicine.  22 of our products are currently included in the National Medical Insurance Program.

  If the relevant government authorities decide to remove our products from the national or provincial medicine catalogs, or downgrade our products currently in Tier 1 to Tier 2, such removal or downgrading would reduce the affordability of our products and change the public perception regarding our products as being efficacious, safe and reliable, which in turn would adversely affect the sales of these products and reduce our net revenues.  Furthermore, if we are unable to obtain approval from the relevant government authorities to include our new products in the national or provincial medicine catalogs, sales of our new products may be materially and adversely affected.

  The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

  We maintain purchase orders for the sales of our products to our customers.  Although we have entered into agreements to supply our customers, we cannot assure that such agreements will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms or at all.  The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.

  We rely on a limited number of suppliers and the loss of any of our suppliers, or delays or problems in the supply of materials used in our products, could materially and adversely affect our business, financial condition, results of operations and growth prospects.

  We generally rely on a limited number of suppliers for most of the primary materials used in our products.  Our suppliers may not be able to supply the necessary materials without interruption and we may not have adequate remedies for such failure, which could result in a shortage of our products.  If one of our suppliers fails or refuses to supply us for any reason, it could take time and expense to obtain a new supplier.  In addition, our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain the materials used in our products in a timely manner.  The search for new suppliers could potentially delay the manufacture of our products, resulting in shortages in the marketplace and may cause us to incur additional expense.  Failure to comply with applicable legal requirements subjects our suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the materials we need for our products.  Any delay in supplying, or failure to supply, materials for our products by any of our suppliers could result in our inability to meet the commercial demand for our products, and could adversely affect our business, financial condition, results of operations and growth prospects.

  We may not be able to adequately protect our intellectual property, which could cause us to be less competitive.

  Our success will depend in part on our ability to protect and maintain intellectual property rights and licensing arrangements for our products.  We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights.  Piracy of intellectual property is widespread in China and despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology.  Monitoring unauthorized use of our technology is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriations of our technology, particularly in countries where the laws may not protect our intellectual property rights as fully as in other countries such as the United States of America, or U.S.  In addition, third parties may seek to challenge, invalidate, circumvent or render unenforceable any intellectual property rights owned by us.  From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs, diversion of our management’s attention and diversion of our other resources.

  Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

  We are subject to a number of risks associated with our indebtedness, including:

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  we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

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  it may be more difficult and expensive to obtain additional funds through financings, if available at all;

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  we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

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  if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

  If we are unable to attract, train, retain and motivate our prescription medicine and OTC medicine salespeople, sales of our products may be materially and adversely affected.

  We rely on our prescription medicine and OTC medicine salespeople, who are dispersed across China, to market our products to the regional distributors as well as hospitals and retail pharmacies. We believe that our current sales have resulted, to a significant extent, from the dedication, efforts and performance of our salespeople. We believe that our future success will depend on those same factors. If we are unable to attract, train, retain and motivate our prescription medicine and OTC medicine salespeople, sales of our products may be materially and adversely affected.

  Our future success depends in part on our ability to make strategic acquisitions and investments. Our failure to consummate or handle the risks associated with these acquisitions and investments could have a material adverse effect on our market penetration and revenues growth.

  As part of our plan to expand our manufacturing capacity and product offerings, we intend to make strategic acquisitions in the highly-fragmented traditional Chinese medicine sector. Strategic acquisitions could subject us to uncertainties and risks, including:

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  high acquisition and financing costs;

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  potential ongoing financial obligations and unforeseen or hidden liabilities;

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  failure to achieve the intended objectives, benefits or revenue-enhancing opportunities;

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  cost of and difficulties in integrating acquired businesses and managing a larger business; and

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  diversion of our resources and management attention.

  The failure to increase our current manufacturing capacity could materially and adversely affect our business, financial condition, results of operations and growth prospects.

  We currently manufacture our products at two manufacturing facilities to accommodate our production lines.  Manufacturing products at two sites presents risks because a disaster, such as a fire or hurricane, may interrupt our manufacturing capability.  In such an event, we will have to resort to alternative sources of manufacturing that could increase our costs as well as result in significant delays.  Any increase in costs, slowdowns or shutdowns could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

  Our current utilization of the manufacturing facilities is virtually at full capacity and may restrict our ability to attract large customers who require certainty in the production process.  We intend to expand our manufacturing operations by adding production lines, but there is no assurance that we will have the financial resources required for this planned expansion or that any such expansion will be successful or completed in a timely fashion or within budget.  We may encounter difficulties and significant unexpected costs and delays in scaling up our manufacturing operations.  The failure to scale-up manufacturing operations in a timely and cost-effective way may adversely affect our income.  In the event the demand for our products rapidly increases or spikes in a certain period, we may not have the manufacturing ability to fulfill demand, either in our own facilities or through agreements with third parties.  This lack of manufacturing capacity could have a material adverse affect on our business, financial condition, results of operations and growth prospects.

  The loss of one or more members of our management team or other key employees could affect our ability to successfully grow our business.

  Our success and future growth depends to a significant degree on the skills and continued services of our management team and other key employees.  We currently have employment agreements with our named executive officer but we do not currently maintain key person life insurance.  If one or more members of our management or other key employees were to resign or no longer be able to serve as our employees, it could impair our revenue growth, business and future prospects.  In addition, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.

  We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

  We do not have a majority of independent directors serving on our board of directors and we cannot guarantee that our board of directors will have a majority of independent directors in the future.  In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof.  This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

  As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls.  We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

  We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting.  We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth.  If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

  Risks Related To Our Industry

  We face intense competition that may prevent us from maintaining or increasing market share for our existing products and gaining market acceptance of our future products.  Our competitors may develop or commercialize products before or more successfully than us.

  The pharmaceutical market in China is intensely competitive, rapidly evolving and highly fragmented.  Our competitors may develop products that are superior to or more affordable than ours or they may more effectively market products that compete with ours.  We face direct competition from manufacturers of other traditional Chinese medicines that are similar to our products.  We also face competition from manufacturers of western medicines, including multinational companies, that manufacture western medicines with similar curative effects and that can be used as substitutes for our products.  Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices.  Many of our competitors also have better brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have extensive knowledge of our target markets.  As a result, they may be able to devote greater resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can.  Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition and results of operations.

  The production of traditional Chinese medicines depends on the supply of quality medicinal raw materials.

  The production of traditional Chinese medicines depends on the supply of Chinese medicinal raw materials of suitable quality.  The supply and market prices of these raw materials may be adversely affected by various factors such as weather conditions and the occurrence of natural disasters or sudden increases in demand that would impact our costs of production.  There is no assurance that we would be able to pass on any resulting increase in costs to our customers and therefore any substantial fluctuation in supply or the market prices of raw materials may adversely affect our results of operations and profitability.

  If we do not keep pace with rapid technological change, we will be unable to capture and sustain a meaningful market position.

  The pharmaceutical industry in China is characterized by rapid changes in technology, constant enhancement of industrial know-how and the frequent emergence of new products.  Future technological improvements and continued product developments in the pharmaceutical market may render our existing products obsolete or affect their viability and competitiveness.  Therefore, our future success will largely depend on our ability to improve our existing products, diversify our product range and develop new and competitively priced products that can meet the requirements of the changing market.  Should we fail to respond to these frequent technological advances by improving our existing products or developing new products in a timely manner, or should these products not achieve a desirable level of market acceptance, this may adversely affect our business and profitability.

  Pharmaceutical companies in China are required to hold a number of permits and licenses to carry on their business.  Our ability to obtain and maintain these regulatory approvals is uncertain.

  All pharmaceutical manufacturing companies in China are required to obtain certain permits and licenses from various PRC government authorities, including a pharmaceutical manufacturing permit and a good manufacturing practice certificate, or a GMP certificate, for each of its production facilities in China. [See “Regulations—Regulations Relating to Pharmaceutical Industry—Pharmaceutical Distribution.”]

  We have obtained permits, licenses and GMP certificates for production facilities we use in the manufacture of our pharmaceutical products.  These permits and licenses held by us are subject to periodic renewal and/or reassessment by the relevant PRC government authorities, and the standards of compliance required in relation to them may change from time to time.  We intend to apply for the renewal of these permits and licenses when required by applicable laws and regulations.  Our failure to obtain such renewals may prevent us from continuing those portions of our business that require these permits and licenses.  Furthermore, any changes in compliance standards or new laws or regulations that may be introduced in the future may prohibit or render it more restrictive for us to conduct our business or may increase our compliance costs, which may adversely affect our operations or profitability.

  Our growth is dependent on our ability to successfully develop, acquire or license new drugs.

  We must invest substantial time, resources and capital in identifying and developing new drugs, dosage and delivery systems, either on our own or by acquiring and licensing such products from third parties.  Our growth depends, in part, on our success in such process.  Our planned expansion over time is founded on a simple principal of introducing new products or line extensions each year and to expand distribution into two new territories each year.  This strategy has the advantage of building brands through geographic expansion and line extensions, and establishing incremental capabilities for new product introductions.  We believe that our planned expansion will require US$12 million in total over three years, which we intend to fund out of our future revenues and, if necessary, additional financing.  If we are unable to either develop new products on our own or acquire licenses for new products from third parties, our ability to grow revenues and market share will be adversely affected.  In addition, we may not be able to recover our investment in the development of new drugs, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development if we are unable to fund such development from our future revenues.  Similarly, there is no assurance that we can successfully secure such rights from third parties on an economically feasible basis.

  The ongoing anti-corruption campaign initiated by the Chinese government targeting state-owned hospitals could adversely affect our sales designated for hospitals.

  The Chinese government has recently launched a nationwide campaign against corrupt practices that have been frequently engaged by state-owned hospitals in China, including their acceptance of kickbacks or other illegal gains and benefits in connection with their providing medical services and purchasing medical equipment and medicines.  In mid-2006, the PRC Ministry of Health ordered all state-owned hospitals to review, among other things, their procurement policies and procedures and rectify problems and deficiencies, if any, by the end of 2006.  As a result of this campaign, many state-owned hospitals have since diverted a significant portion of their attention and resources to their internal inspection and rectification activities and are reviewing their procurement policies.  If the anti-corruption campaign becomes more intensified, causing a significant change to the hospitals’ procurement policies and procedures or otherwise resulting in a further delay for state-owned hospitals to resume their normal procurement of our products, our sales designated for hospitals, which account for a very substantial portion of our total sales, could be adversely affected.

  Risks Related To Doing Business in China

  Changes in China’s political or economic situation could harm us and our operational results.

  Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time.  This could either benefit or damage our operations and profitability.  Some of the things that could have this effect are:

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  level of government involvement in the economy;

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  control of foreign exchange;

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  methods of allocating resources;

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  balance of payments position;

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  international trade restrictions; and

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  international conflict.

  The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or the OECD, in many ways.  The economic reforms in China have been conducted under a tight grip of the Chinese government.  As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

  Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

  The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  Because most of our officers and directors, after the Share Exchange, will reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States.  Also, because our officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult.  Furthermore, because the majority of our assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.  Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

  Recent PRC regulations relating to the establishment of offshore companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiaries, limit our subsidiaries’ ability to distribute profits to us or otherwise adversely affect us.

  China State Administration of Foreign Exchange, or the SAFE, issued a public circular on October 21, 2005 concerning the acquisition by an offshore company controlled by PRC residents of onshore assets in China. This circular requires that (1) a PRC resident shall register with a local branch of the SAFE before he or she establishes or controls an overseas special purpose vehicle, or SPV, for the purpose of overseas equity financing (including convertible debt financing); (2) when a PRC resident contributes the assets of or his or her equity interests in a domestic enterprise to an SPV, or engages in overseas financing after contributing assets or equity interests to an SPV, such PRC resident must register his or her interest in the SPV and any changes in such interest with a local branch of the SAFE; and (3) when the SPV undergoes a material change outside of China, such as a change in share capital or merger or acquisition, the PRC resident shall, within 30 days from the occurrence of the event that triggers the change, register such change with a local branch of the SAFE.  Furthermore, PRC residents who are shareholders of SPVs established before November 1, 2005 are required to register with a local branch of the SAFE before March 31, 2006.

  In addition, SAFE issued updated internal implementing rules, or the Implementing Rules in relation to Notice 75.  The Implementing Rules were promulgated and became effective on May 29, 2007.  Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures.  However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies.  It remains uncertain whether PRC residents, who may indirectly hold our shares through the participation and exercise of stock options to purchase shares of Time Poly Management Limited (one of our shareholders) shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules.

  As a result, we cannot predict how they will affect our business operations following a business combination.  For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control.  In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations.  We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although we have no control over either our shareholders or the outcome of such registration procedures.  Such uncertainties may restrict our ability to implement our business combination strategy and adversely affect our business and prospects following a business combination.

  The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with our acquisition of Chengdu Tianyin under a recently adopted PRC regulation.

  On August 8, 2006, six PRC regulatory agencies: the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006.  The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

  On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges, or the Administrative Permits, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

  There are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule.  The interpretation and application of the New M&A Rule remain unclear, and we cannot assure you that the Share Exchange transaction whereby we indirectly acquired Chengdu Tianyin does not require approval from the CSRC, and if it does, what will be the penalties, if any, imposed as a result of our failure to obtain such approval.  These uncertainties could inhibit our new business activities because the CSRC has declined to officially clarify the applicability of this New M&A Rule to us and the Share Exchange transaction.  If CSRC approval was required for us to consummate the Share Exchange, our failure to obtain or delay in obtaining the CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.  These sanctions could include fines and penalties on our operations in China, restriction or limitation on our ability to pay dividend outside of China, and other forms of sanctions that may cause a material and adverse effect on our business, results of operations and financial conditions.  However, the New M&A Rule does not stipulate the specific penalty terms, so we are not able to predict what penalties we may face, and how such penalties will affect our business operations or future strategy.

  The New M&A Rule also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands.  We may grow our business in part by acquiring other traditional Chinese medicine businesses.  Complying with the requirements of the New M&A Rule in completing this type of transaction could be time-consuming, and any required approval processes, including Ministry of Commerce approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

  We may not be guaranteed a continuance to receive the preferential tax treatment we currently enjoy, and dividends paid to us from our operations in China may become subject to income tax.

  The PRC government has provided various incentives to the companies located in the western areas of China and the foreign invested enterprises, particularly to companies incorporated in specified economic and technological development zones and engaged in the encouraged business as determined by PRC laws or regulations and companies confirmed by appropriate government authorities as foreign-invested manufacturing enterprises with an operating term of more than ten years.  These incentives include limited tax exemptions, reduced tax rates and other preferential treatments.  Chengdu Tianyin, as a TCM manufacturer incorporated in Chengdu and a foreign-invested enterprise, or FIE, has been confirmed by the relevant tax bureau to be eligible for these preferential enterprise income tax treatments. Pursuant to the Notice of Tax Preferences Policies for the Development of Western Regions (Caishui [2001] No.202), promulgated on December 30, 2001, or the Tax Notice 202, both domestic companies and FIEs, which are established in the western regions (including Sichuan Province) and are engaged in the encouraged industries (including the TCM manufacture business), shall be entitled to a 15% national enterprise income tax rate for a period commencing from 2001 to 2010. Currently, Chengdu Tianyin is entitled to a 15% national enterprise income tax rate since January 2001.

  However, since China joined the World Trade Organization, or WTO, in November 2001, these preferential tax treatments have been criticized as not being WTO-compliant.  On March 16, 2007, the new Enterprise Income Tax Law was promulgated that will be effective as of January 1, 2008.  Under the new Enterprise Income Tax Law, FIEs and domestic companies would be subject to a uniform tax rate of 25%, but there would be a five-year transitional period for FIEs, during which they would be allowed to continue to enjoy their existing preferential tax treatments.  Furthermore, in accordance with the Notice of Implementing the Transitional Preferential Policies of Enterprise Income Tax promulgated by the State Council on December 26, 2007, the preferential policies of enterprise income tax for the enterprises in western regions shall continue to be implemented, after the effectiveness of the new Enterprise Income Tax Law on January 1, 2008, which means the enterprises located in western regions would be allowed to continue enjoying their existing preferential tax treatments for a two-year transition period; the local tax governmental authority may have discretion in implementing such transitional periods.  If the new Enterprise Income Tax Law is implemented and its transition period for FIEs runs out, the effective tax rate of Chengdu Tianyin will increase significantly unless Chengdu Tianyin is otherwise eligible for preferential treatment.  Any increase in Chengdu Tianyin’s enterprise income tax rate in the future could have a material adverse effect on our financial condition and results of operations.

  The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

  China only recently has permitted provincial and local economic autonomy and private economic activities and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business.  Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

  Future inflation in China may inhibit our activity to conduct business in China.

  In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%.  These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

  Government regulations regarding environmental matters in China may adversely impact our business.

  Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment.  These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment.  In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties.  We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

  We have obtained all permits and approvals and filed all registrations required for the conduct of our business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations.  We are in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

  The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us.  We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location.  However, in connection with the ownership and operation of our properties (including locations to which we may have sent waste in the past) and the conduct of our business, we potentially may be liable for damages or cleanup, investigation or remediation costs.

  No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to us.  Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us.  State and local environmental regulatory requirements change often.

  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us.  Such costs could have a material adverse effect on our business, financial condition and results of operations.

  We may have difficulty establishing adequate management, legal and financial controls in the PRC.

  The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems.  We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

  Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

  Renminbi, or RMB, is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies.  Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts.  In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies.  Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.”  Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE.  However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

  Risks Relating to Our Securities

  Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

  Our executive officers, directors, and principal stockholders own, in the aggregate, approximately 83.50% of our outstanding Common Stock.  These stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

  There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

  There is currently only a limited public market for our Common Stock, which is listed on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future.   During the month of December 2007, our Common Stock did not trade.  As of January 16, 2008, the closing bid price of our Common Stock was $0.45 per share.  As of January 16, 2008, we had approximately 117 shareholders of record of our Common Stock and , not including shares held in street name.  In addition, during the past two years our Common Stock has had a trading range with a low price of $0.45 per share and a high price of $0.50 per share.

  The market price of our Common Stock may be volatile.

  The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock.  These factors may materially adversely affect the market price of our Common Stock, regardless of our performance.  In addition, the public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our Common Stock.

  The outstanding warrants may adversely affect us in the future and cause dilution to existing shareholders.

  There are currently 6,390,628 warrants outstanding.  The terms of these warrants expire as early as 2013 and as late as 2015.  The exercise price of these warrants range from $2.50 to $3.00 per share, subject to adjustment in certain circumstances.  Exercise of the warrants may cause dilution in the interests of other shareholders as a result of the additional Common Stock that would be issued upon exercise.  In addition, sales of the shares of our Common Stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our Common Stock.   Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

  Our Common Stock may be considered a “penny stock” and may be difficult to sell.

  The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of investors to sell their shares.

  The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

  OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

  Patterns of fraud and abuse include:

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  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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  “Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

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  Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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  Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

  Our management is aware of the abuses that have occurred historically in the penny stock market.

  We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

  We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and any return on investment may be limited to the value of our stock.  We plan to retain any future earnings to finance growth.

  OUR BUSINESS

  Overview

  Prior to the Share Exchange we were primarily engaged in developing and licensing software products and services for the eye care industry.  The software allows customers to view digital images of themselves wearing the frames they choose.  We also offered Data Rescue service, which is a data back-up solution that ensures a company that their data is always backed up and always retrievable.  However, in the past two years, the software and Data Rescue generated minimal to no revenue for the company. From and after the closing of the Share Exchange, our primary operations will consist of the operations of Tianyin.

  We are engaged primarily in the development, manufacturing, marketing and sale of modernized traditional Chinese medicines and other pharmaceuticals in China. We currently manufacture and market a comprehensive portfolio of 34 products of which 22 are listed in the highly selective National Medicine Catalog of the National Medical Insurance program.  We have an extensive product pipeline of 51 products which are pending regulatory approvals with the China State Food and Drug Administration.

  Established in 1994, Chengdu Tianyin was a manufacturer and supplier of modernized traditional Chinese.  The current management of Chengdu Tianyin acquired 100% of the equity interest of Chengdu Tianyin in 2003.  On October 30, 2007, Grandway completed the acquisition of the 100% of the equity interest and now owns 100% of the equity interest of Chengdu Tianyin, a company located in Chengdu, Sichuan Province of the PRC that operates our business.

   We have experienced significant growth in our business in recent years.  Our total net revenue and net income reached US$20.36 million and US$4.22 million respectively for the fiscal year ended June 30, 2007, up from US$13.46 million and US$2.75 million for the fiscal year ended June 30, 2006.

  Industry Background and Market Opportunities

  The pharmaceutical market in China presents an attractive and rapidly growing opportunity, which is driven by a number of positive trends including e.g. strong per capita GDP growth, government-backed healthcare reimbursement systems, and the size and growth of the country’s aging population, as well as the increasing spending on prescription and OTC medicines in recent years, including traditional Chinese medicine.

  Increasing Healthcare Spending in Prescription and OTC Medicines

  The rapid increase in the disposable income, government-backed healthcare spending and the number of elderly people in China in recent years have primarily resulted in an increasing spending on prescription and OTC medicines in China, which amounted to RMB212 billion (US$28 billion), RMB270 billion (US$36 billion), and RMB547 billion (US$72 billion) in 2002, 2003 and 2004, respectively, representing a compound annual growth rate of over 60%, according to the PRC Ministry of Labor and Social Security.  Traditional Chinese medicines accounted for approximately 30% of the total medicine spending in each of those years.

  National Medical Insurance Program

  The National Medical Insurance Program, introduced in 1999, is the largest medical insurance program in China. As of the end of 2006, the number of participants enrolled in this program was 157.4 million, and this number is expected to grow to 300 million by 2010, according to the PRC Ministry of Labor and Social Security.

  The National Medical Insurance Program is funded primarily by provincial governments and, to a lesser degree, by program participants and their employers.  The program has two types of accounts: individual accounts and social pool accounts.  Each participant has an individual account that holds all contributions from the participant and 30% of the contributions from his or her employer.  The amounts of the employer’s and the participant’s contributions are determined as fixed percentages of the participant’s salary. An increase in the participant’s salary will increase the size of both contributions to the participant’s individual account, subject to a fixed monthly cap that varies from city to city and may be adjusted from year to year.  A participant may claim reimbursement from his or her individual account for prescription medicines, OTC medicines and other out-patient and in-patient medical expenses.  The maximum amount available for reimbursement for an individual program participant is capped at a level equal to the balance in that individual’s account.  In addition to individual accounts, the National Medical Insurance Program in each province also includes a social pool account, which holds the contributions from the provincial government as well as the remaining 70% of employer contributions.  The social medical expense pool is used to pay for hospitalization costs and in-patient related charges incurred by the participants, subject to certain co-payments, exclusions and limitations.  Other than in the relatively more affluent eastern provinces in China, many provincial governments have not fully funded the provincial social medical expense pools, which results in delay or failure in reimbursing the hospitalization costs and other in-patient related expenses of National Medical Insurance Program participants.

  The national medicine catalog of the National Medical Insurance Program provides guidance on which prescription and OTC medicines are included in the program and to what extent the purchases of these medicines are reimbursable.  The implementation of the National Medical Insurance Program is delegated to provincial governments, each of which has established its own medicine catalog. National catalog medicines are divided into Tier 1 and Tier 2 medicines.  A program participant can be reimbursed for the full cost of a Tier 1 medicine and for 80-90% of the cost of a Tier 2 medicine if the tier under which a medicine falls is confirmed by the provincial medicine catalog of a province where the participant resides.  A provincial government is required to include all Tier 1 medicines listed in the national medicine catalog in its provincial medicine catalog, but may use its discretion based on its own selection criteria to add other medicines to, or exclude Tier 2 medicines listed in the national medicine catalog from, its provincial medicine catalog, so long as the combined number of the medicines added and excluded does not exceed 15% of the number of the Tier 2 medicines.  In addition, a provincial government may use its discretion to upgrade a nationally classified Tier 2 medicine to Tier 1 in its provincial medicine catalog, but may not downgrade a nationally classified Tier 1 medicine to Tier 2.  Inclusion of a medicine in the national and provincial medicine catalogs is based on a number of factors, including price and efficacy.  For purchases of provincial catalog medicines to be reimbursable under the program, these medicines must be purchased from hospitals or retail pharmacies authorized under the National Medical Insurance Program.  We understand that almost all state-owned hospitals are designated as authorized hospitals under the National Medical Insurance Program.  We believe that inclusion of a medicine in a provincial medicine catalog can substantially improve sales of the medicine in the respective Chinese province because:

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  The eligibility for reimbursement makes this medicine more affordable to program participants; and

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  The inclusion enhances public perception that the medicine is safe and reliable because the inclusion process requires additional examination and testing of the medicine.

  We have 22 products that are currently included in the national medicine catalog of the National Medical Insurance Program.

  Prescription Medicines and Hospitals

  Most people in China seek both in-patient and out-patient medical treatments at state-owned hospitals, where doctors may only prescribe medicines that are listed on the hospital’s formulary. Hospital administrators generally decide whether to include a particular medicine on their formulary based upon a number of factors, including doctors’ interest in prescribing the medicine, the cost of the medicine, the perceived efficacy of the medicine and the hospital’s budget.  Unlike in the United States, where patients typically fill their prescriptions at pharmacies unaffiliated with hospitals, out-patients in China typically fill their prescriptions at hospital pharmacies.

  Hospitals in China are classified under the Ministry of Health-administered hospital classification system into three classes based upon a number of factors, including reputation, the number of doctors and nurses, total number of in-patient beds, equipment and expertise.  The best and largest hospitals are designated as “Class 3” hospitals, and the second and third tiers as “Class 2” and “Class 1,” respectively.  In 2005, 946 and 5,156 out of 18,703 total Chinese hospitals were designated as “Class 3” and “Class 2” hospitals, respectively, according to the PRC Ministry of Health statistics.

  Substantially all hospitals in China are owned and operated by the government. State-owned hospitals generally have effective monopolies in their respective geographic areas, enabling them to use their market power to obtain prescription medicines from pharmaceutical companies at lower prices.

  OTC Medicines and Retail Pharmacies

  While out-patients in China generally fill their prescriptions at hospital pharmacies, they primarily purchase OTC medicines from retail pharmacies.  To the extent that a medical condition can be treated with an OTC medicine, many Chinese people choose to purchase an OTC medicine instead of seeing a doctor in a hospital for a prescription medicine.

  The retail pharmacy sector in China is highly fragmented.  Retail pharmacies in China include pharmacy chain stores, individual stores, retail chain stores with OTC counters, and OTC counters in supermarkets.  While they are expanding quickly, neither pharmacy chain stores nor retail chain stores with OTC counters have developed a nationwide presence in China.  As a result, retail pharmacies tend to have less bargaining power than hospitals in procuring medicines from pharmaceutical companies.

  A small portion of retail pharmacies in China are authorized under the National Medical Insurance Program.  A program participant may be reimbursed for the cost of a medicine included in the provincial medicine catalog only if he or she purchases that medicine from an authorized retail pharmacy.

  In 2004, the Chinese government authorities began to enforce the regulation prohibiting advertisement of prescription medicines through mass media.  However, OTC medicine can be advertised in the mass media. Chinese consumers normally purchase OTC medicines based upon brand name recognition and price.  Consumers gain familiarity with an OTC medicine through advertising, word-of-mouth and recommendations by pharmacy salespeople.

  TCM as a Mainstream Medicine in China

  TCM has been widely used in China for thousands of years and is therefore deeply ingrained in Chinese culture.  In general, TCM has long been perceived by many Chinese to be safe and efficacious, while causing fewer side effects than western medicine.  A majority of Chinese consumers give equal consideration to western medicine and TCM in choosing a medicine.

  The Chinese government is committed to supporting and promoting the development of modernized TCM, as evidenced by the government’s formulation of an industry development plan for the modernized traditional Chinese medicine sector and adding more modernized traditional Chinese medicines to the national medicine catalog of the National Medical Insurance Program.

  In 2005, 2,620 out of a total of 18,703 Chinese hospitals were designated as traditional Chinese medicine hospitals.  In addition, a significant majority of hospitals in China, including western medicine hospitals, has a department dedicated to traditional Chinese medicine, and doctors with western medical training in other departments of the hospital can also prescribe traditional Chinese medicine to their patients.

  In 2004, the Chinese government updated the 2000 national medicine catalog of the National Medical Insurance Program and increased the number of traditional Chinese medicines included in the catalog by 98.3%, from 415 to 823.  After the update, the number of traditional Chinese medicines, as a percentage of the total medicines included in the 2004 national medicine catalog, increased to 44.4% from the previous level of 36.4% in the 2000 national medicine catalog.

  Therefore, due to traditional Chinese medicine’s role in Chinese culture and the government’s support, traditional Chinese medicine is and will remain mainstream medicine in China.

  Our Growth Strategy

  We are seeking to become a leader in the TCM industry in China.  Our growth strategy is as follows:

  Expand the Facility and Capacity.  Since our current utilization is virtually at full capacity, we are planning to build additional production facilities on the vacant land of our current premises to accommodate our growth. New plants will host additional production and processing lines of different drug dosage forms.

  Commercialize and Continue to Broaden Our Product Pipeline.  We will continue our partnership-based research and development efforts to further commercialize and broaden our product pipeline. We have over 50 drug candidates currently under SFDA review and are planning a series of market launches in the next few years from our product pipeline.

  Expand and Enhance Marketing and Sales.  We will expand and enhance our marketing and sales activities to enhance the market leadership of our key leading products and to increase the sales of other products by expanding our sales force, solidifying our distribution network and expanding our market segment coverage, and increasing our marketing and promotional activities.

  Pursue Strategic Acquisition and Licensing Opportunities.   We plan to selectively pursue strategic acquisition and licensing opportunities to further consolidate our resources and expand our market coverage.  We believe that strategic acquisitions and licensing provide effective means to broaden our product lines, increase our market coverage and complement our research and development capabilities.

  Our Products

  TCM has been widely used in China for thousands of years and is therefore deeply ingrained in Chinese culture.  Historically, TCM consisted primarily of mixtures of dried herbs and, in some cases, animal parts and minerals.  These mixtures would be boiled and simmered at home to create a medicinal tea or soup.  These liquid concoctions were inconvenient to prepare and take, and their dosage and quality were inconsistent due to varied methods of preparation and differences in the quality of ingredients. In recent decades, however, pharmaceutical companies in China have applied modern production technologies to extract active ingredients out of the mixtures and formulate the extracts into a variety of dosage forms such as tablets, capsules and granules, which is referred to as modernized TCM.  These modernized formulations offer patients convenient forms of TCM and also substantially improve their quality, consistency and dosage precision. The combination of traditional therapies in modern form makes our products extremely attractive to the Chinese population.

  We currently manufacture and market a comprehensive portfolio of 34 modernized TCM and pharmaceuticals designed to address large market opportunities; 22 of which are listed in the National Medicine Catalog of the National Medical Insurance Program.  We have an extensive product pipeline of 51 products pending SFDA regulatory approvals.

  Our products are intended to address significant medical needs in the therapeutic areas spanning internal medicines, gynecology, hepatology, otolaryngology, urology, neurology, gastroenterology, orthopedics, dermatology, pediatrics, among others.    A list of our products is presented below:

NO.	PRODUCT	CATEGORY	SFDA DRUG REG. NO.	INDICATIONS
1	Qingrejiedu Oral Liquid	Internal Medicine	Z51020066	Inflammation, fever, cold, upper respiratory infection
2	Ginkgo Mihuan Oral Liquid	Internal Medicine	H20013079	Coronary heart diseases, myocardial infarction
3	Yupingfeng Oral Liquid	Internal Medicine	Z20003099	Boost of energy and immune system, strengthening of physical body
4	Qijudihuang Oral Liquid	Internal Medicine	Z20023391	Improvement on liver function

5	Fukangbao Oral Liquid	Gynecology	Z10983056	Anemia, irregular menstrual cycle
6	Benorylate Granules	Internal Medicine	H10970068	Rheumatoid arthritis
7	Yuelian Chongcao Oral Solution	Internal Medicine	B20020680	Improvement on kidney function, boost of body energy
8	Radix Sophorae Flavescentis Vaginal Effervescent Tablets	Gynecology	Z20050184	Cervical erosion
9	Qianggan Syrup	Hepatology	Z20054224	Chronic hepatitis, early liver cirrhosis, fatty liver disease
10	Levofloxacin Hydrochloride Tablets	Internal Medicine	H20066521	Anti bacterial infection
11	Hugan Tablets	Hepatology	Z20063054	Chronic hepatitis, early liver cirrhosis
12	Qianglipipa Oral Liquid	Otolaryngology	Z20063046	Suppressing cough, mucus clearance, bronchitis
13	Ganoderma Lucidum Capsules	Neurology	Z20063833	Insomnia, neurasthenia, amnesia
14	Yishengling Granules	Internal Medicine	Z20063841	Improvement of kidney function and sperm counts, impotence
15	Qianbobiyan Tablets	Otolaryngology	Z20063837	Inflammation, chronic and acute rhinitis
16	Dabaidu Capsules	Urology	Z20055092	Inflammatory symptoms of STD’s, e.g. syphilis
17	Huganning Tablets	Hepatology	Z20054697	Chronic and acute hepatitis
18	Yanlixiao Capsules	Internal Medicine	Z20064158	Anti-inflammatory, bacterial infectious diseases
19	Kanggu Zengsheng Tablets	Orthopedics	Z20063875	Bone hyperplasia, neck pain, ankylosing spondylitis
20	Baoxinning Capsules	Internal Medicine	Z20063957	Angina, coronary heart diseases, arrhythmia
21	Danqi Tablets	Gynecology	Z20064032	Relieve menstrual cramps and other symptoms
22	Chuanxinlian Capsules	Internal Medicine	Z20063437	Anti-inflammation, fever, cough, diarrhea, mouth ulcers
23	Weikangling Capsules	Gastroenterology	Z20064060	Gastric and duodenal ulcer, acute and chronic gastritis
24	Yinhuang Capsules	Otolaryngology	Z20063462	Upper respiratory tract infection, tonsillitis, pharyngitis
25	Kudancao Tablets	Otolaryngology	Z20064050	Relieve inflammatory symptoms of laryngopharyngitis

26	Tianqitongjing Capsules	Gynecology	Z20063645	Relieve symptoms of menstrual cramps
27	Jiangtangning Capsules	Internal Medicine	Z20063813	Relieve symptoms of diabetes
28	Xiaoyanlidan Tablets	Hepatology	Z20063864	Relieve symptoms of acute cholangtis and cholecystitis.
29	Yankening Tablets	Internal Medicine	Z20063847	Acute tonsillitis, bacterial pneumonia, urinary tract infections
30	Yanyan Tablets	Otolaryngology	Z20064406	Relieve symptoms of chronic pharyngitis
31	Qianlieshule Capsules	Urology	Z20060030	Relieve symptoms of chronic prostatitis
32	Shushenling Capsules	Neurology	Z20063557	Neurasthenia, manopause syndrome
33	Huangbo Capsules	Internal Medicine	Z20063156	Anti-inflammatory, diarrhea, jaundice, nocturnal emission
34	Yinqiao Shangfeng Capsules	Internal Medicine	Z20003100	Relieve inflammatory symptoms of laryngopharyngitis and fever

  Most significantly, our 22 products currently enjoy the status as being listed in the highly selective national medicine catalog of the National Medical Insurance Program, a government-administered medical insurance and reimbursement program.

  Manufacturing and Operations

  Manufacturing Facilities and Processes

  We have two state-of-the-art GMP certified manufacturing facilities totaling 53,360 square meters and various types of advanced production lines for oral liquid, syrup, capsules, granules, and tablets.  Our two facilities are located in the National Class Chengdu Economic & Technology Development Zone and the outskirt of Chengdu, Sichuan Province.

  Our manufacturing processes primarily include pre-processing, extracting and concentrating, and dosage processing and packaging. In the pre-processing process, raw materials, primarily medicinal plants, go through a purifying process during which materials are selected, cut, rinsed and dried.  In the extracting and concentrating process, pre-processed materials go through a series of extracting and concentrating process of mixing, soaking, stewing drying and grinding.  In the dosage and packaging process, extracted and concentrated materials are processed into various dosage forms such as capsules, tablets, granules and oral liquids.

  In addition to an advanced manufacturing process, we installed and implemented strict quality control procedures in compliance with the GMP standards and other SFDA regulations to ensure consistent quality of our products. Overall, we believe that our existing facilities, together with facilities under planned expansion, will be adequate for our operation requirements for the next five years.

  Raw Materials

  We use over 120 different medicinal herbs as primary raw materials and procure our raw materials from various vendors and suppliers.  The geographical locations of our facilities allow for convenient and low cost access to the high-grade TCM raw ingredients since Sichuan province is historically one of the largest farming bases for traditional Chinese medicinal herbs.

  Sales and Marketing

  Our senior management is made up of industry veterans with proven track records of marketing and sales success.  Through meticulous strategic classification and differentiation for each market segment, we are prioritizing our resources on products with the greatest market leadership potentials.

  We sell our prescription-based and OTC TCM and pharmaceutical products via regional distributors as well as directly to the hospitals, clinics, and pharmacies in China.  We are expanding our sales force as well as our coverage with the regional distributors across China.

  During fiscal year 2007, the majority of our sales were conducted through a limited number of regional distributors who subsequently sold our products to hospitals, clinics, and pharmacies.  We are planning to expand our distributor base and believe that the number of our regional distributors will increase substantially in the next few years.

  We conduct our marketing activities and increase brand awareness by attending industry trade shows, conducting educational seminars to the physicians, advertising on television and in industry publications, using internet marketing and collaborating with the government.  We recently signed with China’s foremost healthcare product advertising firm to conduct nationwide TV-based marketing campaigns.

  Competition

  The TCM industry in China is highly fragmented and intensely competitive.  We believe that traditional Chinese medicine manufacturers primarily compete on the basis of brand name and reputation, price, perceived efficacy, side effects, marketing ability, economics of scale, customer service and customer support capabilities, customer base and customer loyalty. We face competition from domestic TCM manufacturers, as well as domestic and foreign pharmaceuticals with similar therapeutic effects.

  We believe we are strongly positioned to become one of the leading companies in the TCM industry in China by leveraging our competitive strengths:

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  We are an emerging market leader with 34 current products and an extensive pipeline of 51 new drugs.

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  We have 22 products listed in the National Medical Program which ensures government reimbursement and easy access to the users.

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  We are the sole supplier of several proprietary products with substantial upside market potential.

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  We have a proven cooperative partnership research and development model that is cost effective, highly efficient and that has shorter development cycles.

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  We have an established national distribution network a strong sales force highly focused on different market segments.

  ■

  We have a management team consisting of industry veterans with proven track record that are dedicated for continuous growth.

  Research and Development

  We have a proven cooperative partnership model for the research and development of our products.  This model is cost effective, highly efficient and has a shorter development cycle time.  We currently have 51 products in the product pipeline pending SFDA approval and expect to receive approval on most of them within the next few years.

  Our research and development efforts are focused on new and innovative products with substantial market potential, as well as enhancement on existing products.  We have forged research and development collaboration partnerships with some of the most prestigious research and development institutions in China, including China Pharmaceutical University, Sichuan University-affiliated West China Center of Medical Sciences, and Shaanxi University of Chinese Medicines.

  Intellectual Property

  We rely primarily on a combination of patent, trademark trade secrets and administrative protections, as well as employee and third-party confidentiality agreements to safeguard our intellectual property.  Additionally, the new SFDA product filing and registration policy provides an infinite period of administrative protection to approved products, and also prohibits knock-offs of products already on the market.  In doing so, the government encourages innovation in TCM research and development, and as a result, four of our proprietary products enjoy patent protection and an infinite period of administrative protections from the government.

  We currently have a design patent granted and a formulation patent pending for Ginkgo Mihuan Oral Liquid.  In addition, we have 6 trademarks granted and 16 trademarks pending.

  Proprietary Information

  Many elements of our pharmaceutical composition, formulation, delivery and manufacturing methods and processes involve proprietary technologies, processes, know-how or data that are non-patentable.  We rely heavily on administrative protection, trade secret protection and confidentiality agreements rather than patent laws to protect our rights in these proprietary technologies, processes, know-how and data.  We have also taken security measures to protect our rights in this regard, including having our  research and development personnel enter into confidentiality, non-competition and proprietary information agreements with us.

  Government Regulation

  Regulations Relating to Pharmaceutical Industry

  The pharmaceutical industry in China, including the traditional Chinese medicine sector, is highly regulated.  The primary regulatory authority is the SFDA, including its provincial and local branches.  As a developer, producer and distributor of medicinal products, we are subject to regulation and oversight by the SFDA and its provincial and local branches.  The Law of the PRC on the Administration of Pharmaceuticals provides the basic legal framework for the administration of the production and sale of pharmaceuticals in China and covers the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products.  Its implementing regulations set forth detailed rules with respect to the administration of pharmaceuticals in China.  We are also subject to other PRC laws and regulations that are applicable to business operators, manufacturers and distributors in general.

  Registration and Approval of Medicine

  A medicine must be registered and approved by the SFDA before it can be manufactured. The registration and approval process requires the manufacturer to submit to the SFDA a registration application containing detailed information concerning the efficacy and quality of the medicine and the manufacturing process and the production facilities the manufacturer expects to use.  This process generally takes at least a few months and could be longer, depending on the nature of the medicine under review, the quality of the data provided and the workload of the SFDA.  To obtain the SFDA registration and approval necessary for commencing production, the manufacturer is also required to conduct pre-clinical trials, apply to the SFDA for permission to conduct clinical trials, and, after clinical trials are completed, file clinical data with the SFDA for approval.  Below is the SFDA regulatory approval procedure for medicines.

  Clinical Trials Phases II, III and IV used in China are comparable to the similar phases of clinical trials involved in obtaining marketing approval from the U.S. Food and Drug Administration.  Under the Administrative Measures on the Registration of Pharmaceutical Products promulgated by the SFDA, the three phases refer to:

  “Phase II”: Evaluation of safety, dosing and efficacy.

  “Phase III”: Larger scale evaluation of safety and efficacy.

  “Phase IV”: Post-approval supervision of safety and efficacy.

  New Medicine.  If a medicine is approved by the SFDA as a new medicine, the SFDA will issue a new medicine certificate to the manufacturer and impose a monitoring period of as long as five years.  The length of the monitoring period is specified in the new medicine certificate.  During the monitoring period, the SFDA will monitor the safety of the new medicine, and will neither accept new medicine certificate applications for an identical medicine by another pharmaceutical company, nor approve the production or import of an identical medicine by other pharmaceutical companies.  For new medicines approved prior to 2002, the monitoring period could be longer than five years.  As a result of these regulations, the holder of a new medicine certificate effectively has the exclusive right to manufacture the new medicine during the monitoring period.

  Provisional National Production Standard.  In connection with the SFDA’s approval of a new medicine, the SFDA will normally direct the manufacturer to produce the medicine according to a provisional national production standard, or a provisional standard.  A provisional standard is valid for two years, during which the SFDA closely monitors the production process and quality consistency of the medicine to develop a national final production standard for the medicine, or a final standard. Three months before the expiration of the two-year period, the manufacturer is required to apply to the SFDA to convert the provisional standard to a final standard.  Upon approval, the SFDA will publish the final standard for the production of this medicine.  There is no statutory timeline for the SFDA to complete its review and grant approval for the conversion.  In practice, the approval for conversion to a final standard is time-consuming and could take a few years.  However, during the SFDA’s review period, the manufacturer may continue to produce the medicine according to the provisional standard.  Although all of our current products have received the final production standard, any new products we produce will need to apply for the standard.  We do not anticipate any difficulty in obtaining these approvals from the SFDA, but no assurances can be given as to when or if the approval will be obtained.

  Transitional Period.  Prior to the latter of (1) the expiration of a new medicine’s monitoring period or (2) the date when the SFDA grants a final standard for a new medicine after the expiration of the provisional standard, the SFDA will not accept applications for an identical medicine nor will it approve the production of an identical medicine by other pharmaceutical companies.  Accordingly, the manufacturer will continue to have an exclusive production right for the new medicine during this transitional period.

  Continuing SFDA Regulation

  Pharmaceutical manufacturers in China are subject to continuing regulation by the SFDA. If an approved medicine, its labeling or its manufacturing process is significantly modified, a new pre-market approval or pre-market approval supplement will be required by the SFDA.  A pharmaceutical manufacturer is subject to periodic inspection and safety monitoring by the SFDA to determine compliance with regulatory requirements.  The SFDA has a variety of enforcement actions available to enforce its regulations and rules, including fines and injunctions, recall or seizure of products, the imposition of operating restrictions, partial suspension or complete shutdown of production and criminal prosecution.

  Pharmaceutical Product Manufacturing

  Permits and Licenses for Pharmaceutical Manufacturers.  A pharmaceutical manufacturer must obtain a pharmaceutical manufacturing permit from the SFDA’s relevant provincial branch.  This permit is valid for five years and is renewable upon its expiration.

  Good Manufacturing Practice.  A pharmaceutical manufacturer must meet the Good Manufacturing Practice standards, or GMP standards, for each of its production facilities in China in respect of each form of pharmaceutical products it produces.  GMP standards include staff qualifications, production premises and facilities, equipment, raw materials, environmental hygiene, production management, quality control and customer complaint administration.  If a manufacturer meets the GMP standards, the SFDA will issue to the manufacturer a Good Manufacturing Practice certificate, or a GMP certificate, with a five-year validity period. However, for a newly established pharmaceutical manufacturer that meets the GMP standards, the SFDA will issue a GMP certificate with only a one-year validity period.

  We have received a GMP certificate for all of our production facilities in respect of every form of product that we produce.  All of our GMP certificates are valid for five years, and we do not anticipate any difficulty in renewing these certificates.

  Pharmaceutical Distribution

  A distributor of pharmaceutical products in China must obtain a pharmaceutical distribution permit from the relevant provincial or local SFDA branches. The distribution permit is granted if the relevant SFDA provincial branch receives satisfactory inspection results of the distributor’s facilities, warehouse, hygiene environment, quality control systems, personnel and equipment.  A pharmaceutical distribution permit is valid for five years.

  The SFDA applies Good Supply Practice standards, or GSP standards, to all pharmaceutical wholesale and retail distributors to ensure the quality of distribution in China. The currently applicable GSP standards require pharmaceutical distributors to implement controls on the distribution of medicine, including standards regarding staff qualifications, distribution premises, warehouses, inspection equipment and facilities, management and quality control. A certificate for GSP standards, or GSP certificate, is valid for five years, except for a newly established pharmaceutical distribution company, for which the GSP certificate is valid for only one year.

  Price Controls

  The retail prices of prescription and OTC medicines that are included in the national medicine catalog are subject to price controls administered by the Price Control Office under the National Development and Reform Commission, or the NDRC, and provincial price control authorities, either in the form of fixed prices or price ceilings.  The controls over the retail price of a medicine effectively set the limits for the wholesale price of that medicine.  From time to time, the NDRC publishes and updates a national list of medicines that are subject to price control.  Fixed prices and price ceilings on medicines are determined based on profit margins that the NDRC deems reasonable, the type and quality of the medicine, its production costs, the prices of substitute medicines and the extent of the manufacturer’s compliance with the applicable GMP standards.  The NDRC directly regulates the price of some of the medicines on the list, and delegates the power to provincial price control authorities to regulate the remainder on the list.  For those medicines under the authority of provincial price control authorities, each provincial price control authority regulates medicines manufactured by manufacturers registered in that province.  Provincial price control authorities have the discretion to authorize price adjustments based on the local conditions and the level of local economic development.

  Only the manufacturer of a medicine may apply for an increase in the retail price of the medicine and it must apply either to the NDRC, if the price of the medicine is nationally regulated, or to the provincial price control authorities in the province where it is registered, if the price of the medicine is provincially regulated.

  For a provincially regulated medicine, when provincial price control authorities approve an application, they will file the new approved price with the NDRC for confirmation and thereafter the newly approved price will become binding and enforceable across China.

  Other Regulations

  In addition to the regulations relating to pharmaceutical industry in China, our operating subsidiaries are also subject to the regulations applicable to a foreign invested enterprise in China.

  Foreign Currency Exchange

  Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the SAFE, and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interests and dividends.  Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

  Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies other than the foreign invested enterprises, or the

  FIEs, must convert foreign currency payments they receive from abroad into Renminbi.  On the other hand, FIEs may retain foreign exchange in accounts with designated foreign exchange banks, subject to a cap set by the SAFE or its local counterpart.

  Regulation on Overseas Listing

  On August 8, 2006, six PRC regulatory agencies jointly adopted the New M&A Rule, which became effective on September 8, 2006.  This New M&A Rule requires offshore SPVs that are controlled by PRC companies or individuals and that have been formed for the purposes of seeking a public listing on a stock exchange outside China through acquisitions of PRC domestic companies to obtain the CSRC approval prior to publicly listing their securities on a stock exchange outside China. On September 21, 2006, the CSRC published a notice on its website specifying the documents and materials required to be submitted to the CSRC when seeking the CSRC approval for their listings outside of China.

  The interpretation and application of the New M&A Rule remain unclear, and we cannot assure you that the ownership of our securities by offshore entities and their shareholders does not require approval from the CSRC, and if it does, how long it will take us to obtain the approval. See “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with thee foreign ownership of our securities under a recently adopted PRC regulation.”

  Dividend Distribution

  The principal regulations governing dividend distributions by wholly foreign-owned enterprises and Sino-foreign equity joint ventures include:

  •

  Wholly Foreign-Owned Enterprise Law (1986), as amended;

  •

  Wholly Foreign-Owned Enterprise Law Implementing Rules (1990), as amended;

  •

  Sino-foreign Equity Joint Venture Enterprise Law (1979), as amended; and

  •

  Sino-foreign Equity Joint Venture Enterprise Law Implementing Rules (1983), as amended.

  Under these regulations, wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises are required to set aside certain amounts of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends.

  Employees

  Prior to the Share Exchange, our President was our only employee.  Pursuant to the Share Exchange, we now have 1,187 employees, consisting of 589 in manufacturing and operation, 15 in research and development, 523 in sales and marketing and 41 in general and administrative.  All of our employees are full-time employees, except the 393 indirect sales staff.

  None of our personnel are represented under collective bargaining agreements.  We consider our relations with our employees to be good.

  Item 2.  Management’s Discussion and Analysis or Plan of Operation

  We did not conduct any operations during periods up through the date of the Share Exchange.  However, we have included elsewhere in this report the historical consolidated financial statements of Chengdu Tianyin, which is indirectly owned by our recently acquired subsidiary, Raygere, including a balance sheet at June 30, 2007 and statements of operations for the fiscal years ended December 31, 2006 and 2005.  In addition, we have included elsewhere in this report the historical consolidated financial statements of Raygere, including a balance sheet at June 30, 2007 and statements of operations for the three months ended September 30, 2007 and 2006.  As of October 30, 2007, Raygere owned 100% equity interest in Chengdu Tianyin through its wholly owned subsidiary Grandway.

  The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Chengdu Tianyin for the fiscal years ended December 31, 2006 and 2005 and Raygere for the three month period ended September 30, 2007 and 2006 and should be read in conjunction with such financial statements and related notes included in this report.

  Overview

  We are engaged primarily in the development, manufacturing, marketing and sale of modernized traditional Chinese medicines and other pharmaceuticals in China. We currently manufacture and market a comprehensive portfolio of 34 products, 22 of which are listed in the highly selective National Medicine Catalog of the National Medical Insurance program.  We have an extensive product pipeline of 51 products which pending regulatory approvals with the China State Food and Drug Administration.

  Established in 1994, Chengdu Tianyin was a manufacturer and supplier of modernized traditional Chinese medicines.  The current management of Chengdu Tianyin acquired 100% of the equity interest of Chengdu Tianyin in 2003.  On October 30, 2007, Grandway completed the acquisition of the 100% of the equity interest and now owns 100% of the equity interest of Chengdu Tianyin, a company located in Chengdu, Sichuan Province of the PRC that operates our business.

  Reorganization

  On January 16, 2008, we entered into a share exchange agreement, pursuant to which we acquired all of the outstanding capital shares of Raygere in exchange for a controlling interest in our common shares.

  Raygere was organized on January 26, 2007 for the purpose of acquiring all of the capital shares of a Chinese corporation, Chengdu Tianyin, which is engaged in the development, manufacturing, marketing and selling of modernized TCM in China.  On October 30, 2007, Raygere’s wholly owned subsidiary, Grandway, acquired 100% of the equity interests in Chengdu Tianyin.  As a result of the transactions described above, 100% of the equity interest in Chengdu Tianyin is indirectly held by Raygere, which is a wholly-owned subsidiary of the Company.

  Liquidity and Capital Resources

  As of June 30, 2007, we had working capital totaling approximately US$5.7 million, including cash and cash equivalents of US$624,390 million.  On January 16, 2007, we received net proceeds of US $9.2 million after the payment of certain financing related commissions and we received cash proceeds of approximately $8.72 million after the payment of certain non-financing related expenses.

  Net cash provided by operating activities was approximately US$4.5million for the fiscal year ended June 30, 2007 as compared to approximately US$2.7 million for the fiscal year ended June 30, 2006.  The increase during the 2007 period was primarily the result of an increase in sales.

  Net cash used in investing activities for the fiscal year ended June 30, 2007 totaled approximately US$1.8 million and related to the acquisition of intangible property and equipment.  Net cash used in investing activities for the fiscal year ended June 30, 2006 totaled approximately US$4.2 million and related to the acquisition of intangible property and equipment.  The decrease during the 2007 period was the result of a decrease in the acquisition of intangibles, i.e. completed drugs from third parties.

  Net cash used in financing activities for the fiscal year ended June 30, 2007 totaled approximately US$2.8 million.  Net cash provided in financing activities for the fiscal year ended June 30, 2006 was US$1.5 million.  During both periods, the amounts related to proceeds from short-term bank loans and repayment of shareholder loans.  The decrease in net cash provided by financing expenses in the 2007 period was primarily the result of repayment of shareholder loans.

  We have entered into several loan agreements with our primary lender, Agriculture Bank of China under which we have term loans.  As of June 30, 2007, we had and aggregate principal amount of approximately US$2.04 million outstanding under the loan agreements, which amounts mature from July 13, 2007 to June 7, 2008 and accrue interest at a fixed rate from 7.02% per annum to 7.668% per annum to 7.884% per annum.  These loans are secured by the Chengdu Tianyin’s property and equipment.  The loan agreements contain customary affirmative and negative covenants.  As of June 30, 2007, we were in material compliance with the terms of our loan agreements.

  On January 16, 2008, we became a party to a Securities Purchase Agreement (the “Purchase Agreement”) by and among us, Raygere, Grandway and the investors named therein (collectively, the “Investors”).  Pursuant to the Purchase Agreement we issued a total of 102.25 Units, consisting of an aggregate of (i) $10,225,000 10% Convertible Exchangeable Notes due on or before June 30, 2009, which are initially convertible into a total of 6,390,625 share of Common Stock; (b) 5 year warrants purchase up to 3,195,314 shares of our Common Stock (subject to adjustment) at an exercise price of US$2.50 per share; and (c) 7 year warrants to purchase up to 3,195,314 shares of our Common Stock (subject to adjustment) at an exercise price of US$3.00 per share.

  Although we expect that the net proceeds of the private placement described above, together with our available funds and funds generated from our operations will be sufficient to meet our anticipated needs for 12 months, we may need to obtain additional capital to continue to grow our business. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including our marketing and distribution activities, product development, expansion of our personnel and the timing of our receipt of revenues.  Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance.  There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us or at all.

  Critical Accounting Policies and Estimates

  Our consolidated financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments,

  estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

  When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

  Basis of Presentation

  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (GAAP).

  Use of Estimates

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

  In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," we consider all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

  Accounts Receivable and Bad Debt Reserve

  Trade accounts receivable are stated at original invoice amount less allowance for doubtful receivables made based on management’s periodic review of aging of outstanding balances and customer credit history. Bad debt provision is set at "50% for over 1 year aging accounts receivable and 100% for over 2 year aging accounts receivable. Allowance for doubtful accounts amounted to $31,517 at June 30, 2007.

  Inventory

  Inventory is stated at the lower of weighted average cost or market, which takes into account historical prices on a continuing basis.

  Property and Equipment

  Property and equipment are stated at cost and depreciated using the straight-line method, over 5 and 40 years. The carrying value of long-lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, we recognize an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon its most recent analysis, we believe that no impairment of property and equipment exists for the year ended June 30, 2007.

  Valuation of Long-Lived Assets

  We adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Per SFAS 144, we are required to periodically evaluate the carrying value of long-lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amounts.

  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, we concluded that as of June 30, 2007 and 2006, there were no significant impairments of its long-lived assets.

  Revenue Recognition

  We recognize revenue of product sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment.

  Advertising Costs

  We expense the cost of advertising as incurred.  Advertising costs for the years ended June 30, 2007 and 2006 were insignificant.

  Impairment of Intangible Assets

  We evaluate the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.  Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset.  We measure the carrying amount of the asset against the estimated undiscounted future cash flows associated with it.  Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized.  The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value.  The fair value is measured based on quoted market prices, if available.  If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows.  The evaluation of asset impairment requires us to make assumptions about future cash flows over the life of the asset being evaluated.  These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.  During the year ended June 30, 2007, we recorded an impairment loss of $1,207,171 related to intangible assets.

  Income Taxes

  Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of our assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended June 30, 2007 and 2006.

  We are subject to PRC Enterprise Income Tax at a rate of 15% of net income.

  Fair Value of Financial Instruments

  We consider the carrying amounts reported in the balance sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

  Foreign Currency Translation and Transactions

  The financial position and results of operations of our foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency.  Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year.  Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations.

  Income Taxes

  We are not subject to any income taxes in the United States or the Cayman Islands.  Under the Interim Regulations of the People's Republic of China on Enterprises Income Tax effective from January 1, 1994 to December 31, 2007 and the Income Tax Law of the People's Republic of China for Foreign Investment Enterprises and Foreign Enterprises effective from July 1, 1991 to December 31, 2007, a company is generally subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income reported in the statutory financial statements after appropriate tax adjustments with the following “tax holidays”: If the enterprise is a manufacturing related joint venture with a foreign enterprise or a wholly owned subsidiary of a foreign enterprise, with an operation of 10 years or more, it enjoys a two-year income tax exemption from the year that it is profitable and a 50% income tax reduction for the following three years ( the “2-3 tax holiday”).

  Our Subsidiary, Chengdu Tianyin has been a domestic limited liability company since 2003 and has been subject to an income tax at an effective rate of 15%.

  On March 16, 2007, the PRC promulgated the Enterprise Income Tax Law for enterprises that will become effective on January 1, 2008.  Under the Enterprise Income Tax Law, a company incorporated in the PRC will be generally subject to an income tax at an effective rate of 25%.  Under the new Enterprise Income Tax Law, FIEs and domestic companies would be subject to a uniform tax rate of 25%, but there would be a five-year transition period for FIEs, during which they would be allowed to continue to enjoy their existing preferential tax treatments.  While the new tax bill would equalize the tax rates for FIEs and domestic companies, preferential tax treatments would continue to be given to companies in certain encouraged sectors and to entities classified as high-tech companies, whether FIEs or domestic companies.  The new Enterprise Income Tax Law shall take effect starting from 2008.  If the Enterprise Income Tax Law takes effect and its transition period for FIEs runs out, the effective tax rate of Chengdu Tianyin will increase significantly unless Chengdu Tianyin is otherwise eligible for preferential treatment.  Any increase in Chengdu Tianyin’s enterprise income tax rate in the future could have a material adverse effect on our financial condition and results of operations.  However, if preferential tax treatments for TCM manufacturer are still valid and implemented under the Enterprise Income Tax Law, then Chengdu Tianyin may continuously enjoy the previous preferential tax treatments of a 50% income tax reduction.

  Off-Balance Sheet Arrangements

  We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

  Results of Operations

  The following table shows the results of our business.  All references to the results of operations and financial condition are those of Chengdu Tianyin.

  Comparison of Fiscal Year Ended June 30, 2007 and 2006

Year Ended June 30	2007	2006
Revenues	US$20,369,293	US$13,466,713
Cost of revenues	US$12,276,296	US$8,024,745
Gross profit	US$8,092,997	US$5,441,968
Selling, general and administrative expenses	US$1,808,715	US$2,074,695
Other expense	US$1,428.024	US156,464
Income taxes	US$837,292	US$448,791
Net profit (Loss)	US$3,947,528	US$2,710,470
Foreign adjustment	US$272,858	US$44,511
Comprehensive income (Loss)	US$4,220,386	US$2,754,981

  Revenues.  Total revenues were approximately US$20.4 million for the year ended June 30, 2007 as compared to approximately US$13.5 million for the year ended June 30, 2006, an increase of approximately US$6.9 million or 51.1%.  The increase resulted from increase in sales in 2007.

  Cost of Revenues.  Cost of revenues for the year ended June 30, 2007 was approximately US$12.3 million or 60.3% of revenues as compared to US$8.0 million or 59.3% of revenues for the year ended June 30, 2006.  Our cost of revenues are primarily composed of the costs of direct raw materials, labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

  Operating Expenses.  Operating expenses were approximately US$1.9 million for the year ended June 30, 2007 as compared to approximately US$2.1 million for the year ended June 30, 2006, a decrease of approximately US$0.2 million or 9.5%.  The decrease was mainly due to a reduction in advertisement.

  Interest expense.  Interest expense was approximately US$166,000 for the year ended June 30, 2007 and US$159,000 for the year ended June 30, 2006.  The increase was a result of an increase in interest rates.

  Net income.  Net income was approximately US$3.9 million for the year ended June 30, 2007 as compared to net income of approximately US$2.7 million for the year ended June 30, 2006, an increase of US$1.2 million.  The increase in the net income was mainly due to an increase in sales.

  Foreign Currency Translation Adjustment.  Our reporting currency is the US dollar.  Our local currency, Renminbi (RMB), is our functional currency.  Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

  Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to US$433,108 as of June 30, 2007.  The balance sheet amounts with the exception of equity at June 30, 2007 were translated at 7.6 RMB to 1.00 US dollar as compared to 7.99 RMB at June 30, 2006.  The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the years ended June 30, 2007, and June 30, 2006 were the average rate of exchange during the year.

  Comprehensive Income.  As a result of the above, the comprehensive income, which adds the currency adjustment to Net Income, were US$4.2 million for the year ended June 30, 2007, as compared to the comprehensive income of US$2.8 million for the year ended June 30, 2006, an increase of US$1.4 million.

  Comparison of results for the three months ended September 30, 2007 to the three ended September 30 2006.

Three Months Ended September 30	2007	2006
Revenues	US$7,169,493	US$3,865,176
Cost of revenues	US$4,293,829	US$2,389,172
Gross profit	US$2,875,664	US$1,476,004

Selling, general and administrative expenses	US$1,055,931	US$1,124,635
Other expense	US$34,703	US33,708
Income taxes	US$265,074	US$155,391
Net profit (Loss)	US$1,519,956	US$935,536
Foreign adjustment	US183,851	US$43,686
Comprehensive income (Loss)	US$1,703,807	US$979,222

  Revenues.  Total revenues were approximately US$7.2 million for the three months ended September  30, 2007 as compared to approximately US$3.9 million for the three months ended September  30, 2006, an increase of approximately US$3.3 million or 84.6%.  The increase resulted from an increase in sales in 2007.

  Cost of Revenues.  Cost of revenues for the three months ended September 30, 2007 was approximately US$4.3 million or 59.7% of revenues as compared to US$2.4 million or 61.5% of revenues for the three months ended September 30, 2006.  Our cost of revenues are primarily composed of the costs of direct raw materials, labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

  Operating Expenses.  Operating expenses were approximately US$1.1 million for the three months ended September 30, 2007, as compared to approximately US$0.35 million for the three months ended September 30, 2006, an increase of approximately US$0.75 million or 214%.  The increase was mainly due to an increase in advertisement.

  Interest expense.  Interest expense was approximately US$35,000 for the three months ended September 30, 2007, and US$34,000 for the three months ended September  30, 2006.  The increase was a result of an increase in interest rates.

  Net income.  Net income was approximately US$1.5 million for the three months ended September  30, 2007, as compared to net income of approximately US$0.94 million for the three months ended September  30, 2006, an increase of US$0.56 million or 59.6%.  The increase in the net income was mainly due to an increase in sales.

  Foreign Currency Translation Adjustment.  Our reporting currency is the US dollar.  Our local currency, Renminbi (RMB), is our functional currency.  Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

  Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to US$616,959 as of September 30, 2007.  The balance sheet amounts with the exception of equity at September 30, 2007 were translated at 7.50 RMB to 1.00 US dollar as compared to 7.90 RMB at September 30, 2006.  The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the three months ended September 30, 2007, and September 30, 2006, were the average rate of exchange during the period.

  Comprehensive Income.  As a result of the above, the comprehensive income, which adds the currency adjustment to net Income, were US$1.7 million for the three months ended September 30, 2007 compared to the comprehensive income of US$0.98 million for the three months ended September 30, 2006, an increase of US$0.72million or 73.4%.

  Item 3.  Description of Property

  All land in China is owned by the State.  Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes.  In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years.  This period may be renewed at the expiration of the initial and any subsequent terms.  Granted land use rights are transferable and may be used as security for borrowings and other obligations. Chengdu Tianyin currently owns land use rights to approximately [29,651] square meters of land and approximately [10,780] square meters of buildings consisting of manufacturing facilities, employee quarters and office buildings in Chengdu, China.  Chengdu Tianyin holds five State-owned Land Use Rights Certificates and eight Building Ownership Certificates for the land use rights and buildings owned by it, which include the State-owned Land Use Rights Certificate (No.: Qingyangguoyong [2007] No. 12133), State-owned Land Use Rights Certificate (No.: Qingyangguoyong [2007] No. 12132), State-owned Land Use Rights Certificate (No.: Longguoyong [2002] No. 17188), State-owned Land Use Rights Certificate (No.: Longguoyong [2007] No. 76483), State-owned Land Use Rights Certificate (No.: Qingguoyong [2007] No. 12575); Building Ownership Certificate (No.: Chengfangquanjianzheng Jianzheng Zi No.1570035), Building Ownership Certificate (No.: Chengfangquanjianzheng Jianzheng Zi No.1599930), Building Ownership Certificate (No.: Chengfangquanzheng Jianzheng Zi No.1570039) , Building Ownership Certificate (No.: Longfangquanzheng Jianzheng Zi No.0119728), Building Ownership Certificate (No.: Longfangquanzheng Jianzheng Zi No.0119727), Building Ownership Certificate (No.: Longfangquanzheng Jianzheng Zi No.0119729) and, Building Ownership Certificate (No.: Longfangguan No. 0070870) and the Building Ownership Certificate (No.: Longfangguan No. 0070869).

  We intend to expand our manufacturing facility over the next few years and believe that we currently have enough land to satisfy such expansion.

  Item 4.

  Security Ownership of Certain Beneficial Owners and Management
  And Principal Stockholders

  As of January 16, 2008, we had a total of 14,587,200 shares of Common Stock.  Pursuant to the Share Exchange, we are going to authorize a class of preferred stock, which will become part of our authorized capital as of the date that is twenty days following the date we mail a Schedule 14C with the SEC regarding same.

  The following table sets forth, as of January 16, 2008: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock known to us, the number of shares of Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned before and after the Share Exchange; and (b) the names and addresses of each director and executive officer before and after the Share Exchange, the number of shares our Common Stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Share Exchange. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated. Individual beneficial ownership also includes shares of Common Stock that a person has the right to acquire within 60 days from January 16, 2008.

Name and Address	Amount and Nature of Beneficial Ownership Before the Share Exchange	Percentage of Outstanding Shares Before the Share Exchange	Amount and Nature of Beneficial Ownership After the Share Exchange	Percentage of Outstanding Shares After the Share Exchange
Charles Driscoll	4,000,000	84.81%	80,000	*
Progressive Investors LLC (2)(3)	435,000	9.22%	435,000	2.98%
Dr. Guoqing Jiang (4)(5)	-0-	-0-	38,429 (5)	0.26%
Time Poly Management Ltd. (4)	-0-	-0-	9,976,824 (6)	68.39%
Cmark Holdings Co., Ltd. (4)	-0-	-0-	2,165,503 (7)	14.85%
Stewart Shiang Lor (4)	-	*	12,142,327 (8)	83.24%
All Directors, Executive Officers and Directors Before the Share Exchange, As a Group	4,000,000	84.81%	80,000	*
All Directors, Executive Officers and Director Nominee, As a Group After the Share Exchange and Following the Effective Date of the Schedule 14F			12,180,756	83.50%

  (1)

  Charles Driscoll's address is 627 Nevin Ave, Sewickley, PA 15143

  (2)

  Mark Smith is the beneficial owner of Progressive Investors, LLC

  (3)

  Progressive is located at 1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087

  (4)

  The address for this person/entity is 11th Floor, South Tower, Jinjiang Times Garden, 107 Jin Li Road West, Chengdu, Sichuan Province, the People’s Republic of China, 0086-028-86154737.

  (5)

  Pursuant to a Share Transfer Agreement, as described below, Dr. Jiang has an option to purchase up to 38,429 shares of Time Poly equity from Stewart Shiang Lor.  Mr. Stewart Shiang Lor is a director nominee who shall become a member of our board following the notice period of the Schedule 14f-1.  See “Item 7. Certain Relationships and Related Transactions”

  (6)

  The person having voting, dispositive or investment powers over Time Poly is Stewart Shiang Lor, Authorized Agent.  All of the shares Mr. Lor holds in Time Poly, which represents 100% of the equity interest in Time Poly, are subject to the Share Transfer Agreement with certain members of Chengdu Tianyin’s management, after which such persons will have the voting, dispositive and investment power over Time Poly.   See “Item 7. “Certain Relationships and Related Transactions.”

  (7)

  The person having voting, dispositive or investment powers over Cmark is Stewart Shiang Lor, Authorized Agent.

  (8)

  Mr. Lor is the sole shareholder of Time Poly, which owns 9,976,824 shares of our voting stock and therefore, Mr. Lor beneficially owns 9,976,824 shares of our voting stock.  Mr. Lor is also the sole shareholder of Cmark, which owns 2,165,503 shares of our voting stock and therefore Mr. Lor beneficially owns 2,165,503 shares of our voting stock.  Mr. Lor is a director nominee and shall become a member of our board following the notice period of the Schedule 14f-1.  335,145 of the shares of our Common Stock held by Cmark and 1,636,270 of the shares of our Common Stock held by Time Poly are subject to an escrow agreement pursuant to which such shares are to be released back to such members and to the Investors of the Financing, based upon certain performance targets of Chengdu Tianyin as set forth in the Share Escrow Agreement dated January 16, 2008, by and among us, Time Poly, Happyvale Limited, Fartop Management Limited and Cmark, the Investors in the Financing and the escrow agent.  See “Item 7. Certain Relationships and Related Transactions.”

  Changes in Control

  Pursuant to the Share Exchange, we will have 14,587,200 shares of Common Stock issued and outstanding, of which Raygere’s former shareholders will own 87.68% with the balance held by investors in the Financing and those who held our shares prior to the Share Exchange. Therefore, the closing of the Share Exchange caused a change in control.

  Item 5.  Directors and Executive Officers

  MANAGEMENT

  Executive Officers and Directors

  Set forth below is information regarding our current directors, executive officers and director nominees. Our sole director prior to the Share Exchange tendered his resignation, which is expected to become effective on the tenth day after the mailing of a Schedule 14f-1 Information Statement to our stockholders. Dr. Guoqing Jiang was appointed as our Board Chairman.  Stewart Lor was nominated to serve as our director with such appointment to be effective on the tenth day after mailing the Schedule 14f-1.  Those persons serving as our executive officers prior the Share Exchange resigned immediately prior to the Share Exchange.  The officers and directors to take effect after the Share Exchange were not affiliated with us prior to the Share Exchange.

  The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  There are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

  Officers and Directors Before the Share Exchange

Name	Age	Position
Charles Driscoll	35	Director, President and Secretary

  Charles Driscoll, Mr.  Driscoll graduated from Ohio University with a Bachelor of Science in Communication in 1993. Following  graduation from Ohio University,  Mr. Driscoll began  his  career  with  Federated   Investors  in  various  financial  service capacities. In 1995, Mr. Driscoll left Federated to become a licensed Investment Advisor  and  Broker,  until  he  left  to join a  technology  firm  in  Boston, Massachusetts  two years later.  Mr. Driscoll spent the next seven years in the technology industry in Boston and Pittsburgh, working in sales and business development roles for companies like PassGO, Wall Data, Seagull Software, and Promptu.  In 2000, he left the software industry to launch a technology division for Beitler McKee Optical Company, a wholesale optical laboratory, of which he had been an active board member from 1997 to 2007 and owned 10% of the company (all non-voting shares).  In 2003, Mr. Driscoll left Beitler McKee to launch VisCorp, Inc. to better serve the technology needs of the optical marketplace.

  Officers and Directors pursuant to the Share Exchange

Name	Age	Position
Guoqing Jiang	40	Chairman of the Board, Director, CEO and President

Stewart Shiang Lor	44	Director (to be effective 10 days following the mailing of the Schedule 14F)

  Dr. Guoqing Jiang, the Chairman of the Board and Chief Executive Officer.

  Dr. Jiang has led the current management to acquire Tianyin Pharmaceutical Co., Ltd. in 2003 and successfully transformed the Company from a regional player into one of the leading TCM manufacturers in China.  Prior to Tianyin, Dr. Jiang served as CEO at Kelun Pharmaceutical Group and built the company from inception to its current status as the world’s leading producer of intravenous solution products.  Dr. Jiang is a charismatic, natural leader and well-respected industry veteran with over 15 years of extensive experience and a proven track record in the pharmaceutical and modernized traditional Chinese medicine industry.  Dr. Jiang once served as a lecturer and resident physician for over 5 years after graduating as a Medical Doctor from Jiangsu University Medical School.

  Stewart Lor, Director.  Mr. Lor has over 20 years of work experience in diverse disciplines including corporate management, manufacturing and operations, international trade, corporate finance and investment, information technology as well as sales and marketing.  Mr. Lor co-founded Lorons International Corporation, PowerBridge Technology Co., Ltd. and Cmark Capital Co., Ltd. and served in various senior management positions at several U.S. and China based companies.  Mr. Lor currently serves as a board director at Jpak Group Inc, a publicly listed company in the U.S.  He graduated from State University of New York at Stony Brook and studied Management at Baruch College in New York.

  Significant Employees

  The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

  Mr. Xintao You, Vice President of Operations. Mr. You has over 20 years of industry experience.  Prior to joining Tianyin, Mr. You was a Research Scientist at Sichuan Industrial Institute of Antibiotics, Faculty Member at West China School of Pharmacy Sichuan University, Visiting Scholar at Osaka University and Director of quality system at the Sichuan Qili Pharmaceutical Co. Mr. You received his Bachelors degree and Masters degree in pharmacy, respectively from China Pharmaceutical University and Sichuan University-affiliated West China Center of Medical Sciences.

  Dr. Daqiao Zhang, the Vice President of Marketing and Sales. Dr. Zhang is an innovative pharmaceutical and TCM industry as an innovative marketing and sales expert with over 15 years of experience. Dr. Zhang served in various senior marketing and sales positions at Simcere Pharmaceutical Group (NYSE: SCR) and Nanjing Medical Company (SHSE: 600713). Dr. Zhang graduated from Jiangsu University Medical School and he also received an MBA degree from Macau University of Sciences and Technology.

  Mr. Hongcai Li, the Vice President of Accounting.  Mr. Li is a Certified Public Accountant with over 10 years of experience in financial and accounting management. Prior to Tianyin, Mr. Li was a Accounting Manager Internal Auditor at Zarva Technology Group Co., Ltd., Financial Manager at Gome Electrical Appliances Holding Ltd., the largest electronics chain in China. Mr. Li received his Bachelor of Accounting degree from Chongqing Institute of Industrial Management.

  Board Committees

  Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges.  Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.”  Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee.  Until further determination by our board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

  Code of Ethics

  We have not formally adopted a written code of ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions.  Based on our small size and limited financial and human resources, we have not adopted a written code of ethics.  We intend to formalize and adopt a written code of ethics following the Share Exchange.

  Item 6. Executive Compensation

  The Company

  Prior to the Share Exchange, we had not paid any compensation to our chief executive officer or any other executive officer during the fiscal years ended December 31, 2006 and 2005, nor did we issue any options or awards to our executive officers during such time.  We did not have any employment agreements with our executive officers either.  Additionally, prior the Share Exchange, our directors did not receive any compensation for acting as such, but were reimbursed for out-of-pocket expenses incurred while attending board meetings.

  Raygere

  The following table sets forth the compensation paid by Raygere to our chief executive officer and to all other executive officers for services rendered during the fiscal years ended June 30, 2007 and 2006.  In reviewing the table, please note that:

  •

  The compensation amounts paid to Dr. Jiang, reflects compensation paid to him by the operating subsidiaries of Raygere during the reported periods; and

  •

  No other officer earned more than US$100,000 per annum.

  SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guoqing Jiang, CEO(1)	2006	52,000	-	-	-	-	-	-	-
Guoqing Jiang, CEO(1)	2005	63,000	-	-	-	-	-	-	-

  (1) The compensation for Guoqing Jiang reflects his salary at Chengdu Tianyin prior to the Share Exchange.

  Outstanding Equity Awards at Fiscal Year-End

  We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years nor did any of our executive officers exercise any such options or awards during such period.

  Employment Agreements

  We do not currently have any employment agreements with our executive officers, but intend to enter into employment agreements at market rates as determined by the board of directors and confidentiality agreements with our executive officers.

  Retirement/Resignation Plans

  We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

  Director Compensation

  We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors.  In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings.  We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

  Item 7. Certain Relationships and Related Transactions

  On January 16, 2008, we sold all of the assets we held before the Share Exchange, which consisted solely of our optometry software, to Charles Driscoll – our former CEO and sole director – for $100.00.

  On September 7, 2007, Grandway entered into a sales and purchase agreement with three of the existing shareholders ("Original Shareholders") of Chengdu Tianyin, pursuant to which Grandway purchased 100% of the equity interest in Chengdu Tianyin.  The total purchase consideration was RMB3,000,000 (approximately U.S.$414,771.39) which was determined based upon the net asset value of Chengdu Tianyin as of October 30, 2007.  This transfer was approved by the Bureau of Foreign Trade and Economic Cooperation of Chengdu Economic Technolgoy Development Administration Committee on October 30, 2007, and the registration with the Chengdu Administration of Industry and Commerce was completed on November 5, 2007.  As a result of this transfer, Grandway acquired 100% of the equity of Chengdu Tianyin Pharmaceutical Co., Ltd., our indirect wholly owned subsidiary located in Chengdu, Sichuan Province of the People’s Republic of China that operates our current business.

  On January 16, 2008, pursuant to a Share Transfer Agreement, Stewart Shiang Lor, a director nominee, issued stock options to the executives officers and management team of Chengdu Tianyin Pharmaceutical Co., Ltd., (the “Executives”) our wholly owned subsidiary located in Chengdu, Sichuan Province of the People’s Republic of China that operates our business.  Pursuant to the agreement, Mr. Lor granted to the Executives the option to acquire all of the shares of Time Poly Management Limited, a British Virgin Islands corporation that owns 39,000 shares of equity interest in Raygere, which prior to the Share Exchange represented 78% of Raygere’s equity, and received 9,976,824, shares of our Common Stock in the Share Exchange transaction.  Mr. Lor is the sole shareholder of Time Poly Management.  Under the terms of the Share Transfer Agreement, the Executives will have the right and the option to purchase 100% of the outstanding shares of capital stock of Time Poly Management at any time through November 15, 2008.  Although the Executives may exercise their options at any time during the term of the option, the exercise price of the options depends upon the fulfilment of certain performance targets based on the future revenues of Chengdu Tianyin, as set forth in the Share Transfer Agreement.  The exercise prices of these options range from $12,000 to $544,000. The options vest on a one-third basis per quarter for three specified quarters and may be exercised in whole or in part after Chengdu Tianyin’s revenues for such quarter is determined, which shall not be later than 45 days following the applicable fiscal quarter.

  As part of the Share Exchange Agreement, Time Poly Management Limited, Cmark Holdings Co., Ltd., Happyvale Limited and Fartop Management Limited (the “Escrow Stockholders”) entered into a Share Escrow Agreement pursuant to which they placed an aggregate of 2,097,783 million shares of Common Stock they own (the “Escrowed Shares”) into escrow for the benefit of the Investors in the event we fail to achieve certain net income levels; one half of the Escrowed Shares is allocated to each of the two fiscal years involved in the Share Escrow Agreement (the “Yearly Shares”).   The Escrowed Shares are being held as security for the achievement of the: (i) the lesser of our reported net income of at least $5.6 million or fully diluted EPS (share count includes all outstanding common shares, preferred shares, warrants and options) of $0.18 per share in fiscal 2008 (the “2008 Performance Threshold”) and (ii) the lesser of our reported net income of at least $7.2 million or fully EPS (share count includes all outstanding common shares, preferred shares, warrants and options) of $0.24 per share in fiscal 2009 (the “2009 Performance Threshold”).  If we achieve more than 92% of each of the 2008 Performance Threshold and the 2009 Performance Threshold, the Escrowed Shares will be released back to the

  Escrow Stockholders.  For each year that we achieve 92% or less of the 2008 Performance Threshold or 2009 Performance Threshold, the Investors shall receive 73,624 shares for each one percent (or fraction thereof) by which such performance threshold was not achieved (pro rata based on the number of shares of Series A Preferred Stock owned by such Investor at such date) up to a maximum of 1,104,360 shares and if less than a total of 500,000 shares are so delivered, the Escrow Stockholders shall receive the difference between 500,000 and the number of shares delivered to the Investors. Additionally, if all of the Yearly Shares are distributed in any given year, then the Company must distribute an aggregate of 1,000,000, 3-year warrants at an exercise price of $1.00 per shares, to the Investors.

  If any Escrow Shares are distributed to the Investors under the Escrow Agreement, we have agreed to use commercially reasonable efforts to file a registration statement relating to the resale by the Investors of the Escrow Shares so distributed within 30 days following the date that we are obligated to deliver any such Escrow Shares to the Investors.  We will thereafter use commercially reasonable efforts to cause such registration statement to become effective. We will cause the registration statement to remain effective until each Investor has sold Escrow Shares received by it or until each Investor is permitted to resell all of the Escrow Shares received by it at one time pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

  Lock-Up Agreement

  Certain of our shareholders holding an aggregate of 12,790,800 shares of our Common Stock have agreed that they will not, subject to certain limited exceptions set forth in the lock up agreement, offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in or other dispose of any of his/her shares of our Common Stock from the period commencing on the Closing Date and expiring on the date that is the earlier of: (i) 6 months following the effective date of the registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants or (ii) 12 months following the Closing Date.  In addition, for a period of 12 months following such period, no such shareholder shall sell more than one-twelfth of their total shares of Common Stock during any one month period.

  Review, Approval and Ratification of Related Party Transactions

  Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

  Director Independence

  Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the American Stock Exchange LLC, or the AMEX.  The board of directors also will consult with counsel to ensure that the board of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members.  The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

  Currently we do not satisfy the “independent director” requirements of the AMEX, which requires that a majority of a company’s directors be independent.  Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

  Item 8.  Description of Securities

  Common Stock

  We are authorized to issue up to 50,000,000 shares of Common Stock, par value US$.001 per share, of which 14,587,200 are currently issued and outstanding.

  Each outstanding share of Common Stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

  The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend. Should we decide in the future to pay dividends, it will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the company’s financial condition and the results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.  Each share shall be entitled to the same dividend.  In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

  All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing stockholders will be diluted.

  Preferred Stock

  Pursuant to the Share Exchange, we will amend our articles of incorporation to include a class of blank check preferred stock, to which our board of directors will have the power to issue in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.   Our board of directors, and approximately 84% of our shareholders, approved this amendment to our articles of incorporation via written consent; we intend to file, and mail to our shareholders, a Schedule 14C pursuant to Rule 14c-1 of the Exchange Act within 5 days of the closing of the Share Exchange regarding this amendment, which will be effective 20 days after the later of such filing or mailing date.

  Series A Convertible Preferred Stock

  Once the Schedule 14C is effective, our board of directors shall authorize for issuance an aggregate of 9,000,000 shares of Series A Preferred Stock, as per the Certificate of Designation of the Relative Rights and Preferences of such stock.   Each share of Series A Preferred Stock is convertible into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the original Series A Preferred Stock issue price set forth therein divided by (ii) the conversion price.  The initial issue price and the conversion price are both US$1.60.  Unless previously converted into Common Stock, all shares of Series A Preferred Stock that are outstanding on a date which shall be three (3) years from the Issuance Date of the Series A Preferred Stock shall, without any further action on the part of the Holder, be automatically converted into shares of our Common Stock.

  The conversion price of the Series A Preferred Stock may be adjusted in the event of (i) combination, stock split, or reclassification of the Common Stock; (ii) capital reorganization; (iii) distribution of dividends; or (iv) the issuance or sale of additional shares of Common Stock or Common Stock equivalents.

  The Series A Preferred Stock has no preemptive rights.

  Series A Preferred Stockholders shall be entitled to an annual dividend equal to 10% of the Stated Value per share of Series A Preferred Stock, which is $1.60 per share.  The Dividend shall be paid quarterly for as long as the Series A Preferred Stock remains outstanding. The Company has the right, at its sole and exclusive option, to pay all or any portion of each and every quarterly dividend that is payable on each dividend payment date, either (i) in cash, or (ii)  in shares of Common Stock.  Upon the payment of any dividend on the Series A Preferred Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to ninety percent (90%) of the quotient of (i) the Dividend Payment divided by (ii) the average of the VWAP (as defined below) for the twenty (20) trading days immediately preceding the date the Dividend Payment is due, but in no event less than $1.60.  Any shares of Common Stock issued as a Dividend Payment shall have piggyback registration rights if not otherwise registered pursuant to an effective registration statement.

  The Series A Preferred Stock has no voting rights, except for class voting rights and on an as converted basis. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of at least a majority of the shares of the Series A Preferred Stock outstanding, (i) amend, alter or repeal the provisions of the Series A Preferred Stock, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; or (ii) amend the Articles of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock.

  In the event of a merger, sale (of substantially all assets or stock), any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, either (i) after any distribution or payment on senior securities, (ii) simultaneous with any distribution or payment on pari passu securities, and (iii) before any distribution or payment shall be made to the holders of our Common Stock or any other junior securities, each Holder of Series A Preferred Stock then outstanding shall be entitled to be paid, out of our assets available for distribution to its stockholders, an amount (the "Liquidation Preference") equal to (i) aggregate number of shares of Series A Preferred Stock then outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid Dividends.  If the assets of the Corporation are not sufficient to generate cash sufficient to pay in full the Liquidation Preference, then the Holders of Series A Preferred Stock shall share ratably (together with holders of any pari passu securities) in any distribution of cash generated by such assets in accordance with the respective amounts that would have been payable in such distribution as if the amounts to which the Holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

  Warrants

  Class A Warrants

   Each Class A Warrant allows its holder to purchase one share of Common Stock for $2.50, subject to adjustment, until five years after the date of issuance.  As of January 16, 2008, there were 3,195,314 Class A Warrants outstanding.

  If we do not issue the Series A Preferred Stock to the Investors in exchange for their Notes by April 30, 2008, the Class A Warrants may be exercised to purchase that number of Class A Warrant Shares as shall be equal to 100% of the number of shares of Common Stock that would otherwise have been issuable upon conversion of the Series A Preferred Stock if such Series A Preferred Stock had been exchanged for the Note at any time on or after May 1, 2008.

  If the registration statement providing for the resale of shares of Common Stock underlying the Class A Warrants is not effective by June 30, 2008, as required by the registration rights agreement between us and investors, holders are permitted to exercise the warrants through a cashless exercise for that number of shares of Common Stock determined by multiplying the number of Class A Warrant Shares to which such Holder would otherwise be entitled by a fraction (i) the numerator of which shall be the difference between (A) the average Market Price per share of our Common Stock for the 5 Trading Days immediately prior to the date the completed Exercise Agreement shall have been delivered to the Company (the “Cashless Exercise Market Price”) and (B) the Exercise Price, and (ii) the denominator of which shall be the Cashless Exercise Market Price.

  The exercise price of the Class A Warrants and the number of shares of Common Stock purchasable upon exercise of the Class A Warrants are subject to adjustment upon the occurrence of certain events. Such events include recapitalizations or consolidations, combinations of our Common Stock, dividends payable in our Common Stock, and the issuance of rights to purchase additional shares of our Common Stock or to receive other securities convertible into additional shares of Common Stock.

  Pursuant to the terms of the Class A Warrants, we shall not effect the exercise of any Class A Warrants, and no person who is a holder of the Class A Warrants shall have the right to exercise his/her Class A Warrants, to the extent that after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of our Common Stock. However, the holder is entitled to waive this cap upon 61 days notice to us.

  No fractional shares of Common Stock issuable upon exercise of the Class A Warrants will be issued in connection with any exercise, but we shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

  The Class A Warrants expire at the close of business on the fifth anniversary of the date of issuance.

  Class B Warrants

   Each Class B Warrant allows its holder to purchase one share of Common Stock for $3.00, subject to adjustment, until seven years after the date of issuance.  As of January 16, 2008, there were 3,195,314 Class B Warrants outstanding.

  If we do not issue the Series A Preferred Stock to the Investors in exchange for their Notes by April 30, 2008, the Class B Warrants may be exercised to purchase that number of Class B Warrant Shares as shall be equal to 100% of the number of shares of Common Stock that would otherwise have been issuable upon conversion of the Series A Preferred Stock if such Series A Preferred Stock had been exchanged for the Note at any time on or after May 1, 2008.

  If the registration statement providing for the resale of shares of Common Stock underlying the Class B Warrants is not effective by June 30, 2008, as required by the registration rights agreement between us and investors, holders are permitted to exercise the warrants through a cashless exercise for that number of shares of Common Stock determined by multiplying the number of Class B Warrant Shares to which such Holder would otherwise be entitled by a fraction (i) the numerator of which shall be the difference between (A) the average Market Price per share of our Common Stock for the 5 Trading Days immediately prior to the date the completed Exercise Agreement shall have been delivered to the Company (the “Cashless Exercise Market Price”) and (B) the Exercise Price, and (ii) the denominator of which shall be the Cashless Exercise Market Price.

  The exercise price of the Class B Warrants and the number of shares of Common Stock purchasable upon exercise of the Class B Warrants are subject to adjustment upon the occurrence of certain events. Such events include recapitalizations or consolidations, combinations of our Common Stock, dividends payable in our Common Stock, and the issuance of rights to purchase additional shares of our Common Stock or to receive other securities convertible into additional shares of Common Stock.

  Pursuant to the terms of the Class B Warrants, we shall not effect the exercise of any Class B Warrants, and no person who is a holder of the Class B Warrants shall have the right to exercise his/her Class B Warrants, to the extent that after giving effect to such exercise, such person would beneficially own in excess of 9.99% of the then outstanding shares of our Common Stock. However, the holder is entitled to waive this cap upon 61 days notice to us.

  No fractional shares of Common Stock issuable upon exercise of the Class B Warrants will be issued in connection with any exercise, but we shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

  The Class B Warrants expire at the close of business on the seventh anniversary of the date of issuance.

  Certain Effects of Authorized but Unissued Stock

  Before the Offering, we had 14,587,200 shares of Common Stock remaining authorized but unissued.  Our Articles and Bylaws permit the board of directors to increase our authorized stock without a shareholder vote.  Authorized but unissued shares of Common Stock may be issued without shareholder approval.  Your percentage of ownership in us will be diluted if and when we authorize and issue these additional shares.

  Part II

  Item 1.  Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

  The Common Stock is currently quoted on the over–the-counter Bulletin Board under the symbol “VSCO.”

  The Company began trading on August 14,2007. For the quarter ended September 30,2007, the quarterly high bid was $0.50 and the quarterly low bid proce was $0.45 for the Common Stock.

  At January 16, 2008, the closing bid price of the Common Stock was $0.45 and we had approximately 117 record holders of our Common Stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

  Dividend Policy

  We have never declared or paid dividends on our Common Stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

  Securities Authorized for Issuance Under Equity Compensation Plans

  We did not have any equity compensation plans as of January 16, 2008.  Our Board of Directors may adopt an equity compensation plan in the future.

  Item 2.  Legal Proceedings

  From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

  Item 3.  Changes in and Disagreements with Accountants

  We have had no disagreements with our certified public accountants with respect to accounting practices or procedures or financial disclosure.

  Item 4.  Recent Sales of Unregistered Securities.

  On January 16, 2008, we issued 12,790,800 shares of Common Stock in exchange for all of the issued and outstanding shares of Raygere.

  Pursuant to the Securities Purchase Agreement, we issued an aggregate of $10,225,000 Notes, which are initially convertible into an aggregate of 6,390,625 shares of our Series A Preferred Stock and Warrants to purchase an aggregate of 6,390,625 shares of our Common Stock.  The shares were issued to 24 accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for issuances not involving any public offering.

  None of the above transactions involved a public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

  In connection with the financing we completed on January 16, 2008, we issued the placement consultant warrants, identical to those issued to the Investors pursuant to the Securities Purchase Agreement, to purchase up to an aggregate of 1,022,500 shares of our common stock.  The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering.

  Item 4.  Indemnification of Directors

  Article V of our Bylaws provides that each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of fact that he or she or a person for whom he or she is the legal representative is or was one of our directors or officers, employees or agents or is or was serving at our request as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless to the fullest extent authorized by the Delaware General Corporation Law. Such right includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition: provided, howeever, that the payment of such expenses in advance of the final disposition of such proceeding, shall be made only upon delivery of an undertaiing, by or on behalf of such director or officerf, to repay all amounts so advanced if it should be dtermined ultimately that such officer or director is not entitled to be indemnified under our the laws.

  WHERE YOU CAN FIND MORE INFORMATION

  We will file a registration statement on Form S-1 (except if we are not then eligible to register for resale the Registrable Securities on Form S-1, in which case such registration shall be on another appropriate form in accordance herewith) with the SEC covering the securities that were issued in connection with the series of transactions involving the Share Exchange and the shares of Common Stock underlying the placement agent warrant we issued pursuant to the private financing.

  We also file annual, quarterly and special reports, and other information with the SEC. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, proxy and information statements, and other information we file electronically with the SEC.

  Item 5.03.  Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

  Pursuant to the Share Exchange, we agreed to amend our articles of incorporation to change our name to Tianyin Pharmaceutical Co., Inc., and increase our authorized capital to include a class of preferred stock.  To effect these actions, we must file and mail a Schedule 14C to our shareholders within 5 days of the closing of the Share Exchange.  On the later of the 20th day following the mailing or filing of the Schedule 14C, the amendment to our articles of incorporation will be effective.

  A copy of the Articles of Amendment is attached hereto as an exhibit.

  Item 9.  Financial Statements and Exhibits.

  As a result of the Share Exchange Transaction, our fiscal year end shall change to June 30.

  (a)

  Financial statements of businesses acquired

  The Audited Financial Statements for Chengdu Tianyin as of June 30, 2007 and

  2006, and for the years ended June 30, 2007 and 2006 are included following this Item 9.01(a).

  The Unaudited Financial Statements for Raygere as of September 30, 2007 and for the three months ended September, 2007 and 2006 are included following this Item 9.01 (a).

  (a)

  Pro Forma financial information

  The Unaudited Pro Forma Financial information of Raygere and Viscorp for the period ended September 30, 2007, respectively, related to the acquisition of Raygere) are included following this item 9.01 (b).

  Report of Independent Registered Public Accounting Firm

  To the Board of Directors

  Chengdu Tianyin Pharmaceutical Co., Ltd.

  We have audited the accompanying balance sheet of Chengdu Tianyin Pharmaceutical Co., Ltd. as of June 30, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years ended June 30, 2007 and 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chengdu Tianyin Pharmaceutical Co., Ltd. as of June 30, 2007, and the results of their operations and cash flows for the years ended June 30, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

  /s/  Patrizio & Zhou, LLC

  Patrizio & Zhou, LLC

  Parsippany, New Jersey

  November 2, 2007

  CHENGDU TIANYIN PHARMACEUTICAL CO., LTD.

  BALANCE SHEET

  AS OF JUNE 30, 2007

  ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 624,390
Accounts receivable, net of allowance of $31,517	3,120,223
Inventory	1,867,342
Other receivables	134,443
Other current assets	717
Total Current Assets	5,747,115

PROPERTY AND EQUIPMENT, NET	4,553,925

INTANGIBLES, NET	5,822,045

Total Assets	$16,123,085

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 1,302,748
Short-term bank loans	2,044,825
Due to shareholders	139,573
VAT taxes payable	209,849
Income tax payable	305,410
Payroll taxes payable	23,026
Total Current Liabilities	4,025,431

LONG-TERM LIABILITIES	119,667

STOCKHOLDERS’ EQUITY
Capital contribution	363,000
Additional paid in capital	4,347,508
Statutory reserve	683,437
Retained earnings	6,150,934
Accumulated other comprehensive income	317,369
Total Stockholders’ Equity	11,977,987

Total Liabilities and Stockholders' Equity	$16,123,085

  The accompanying notes are an integral part of these financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO., LTD.

  STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

  FOR THE YEARS ENDED JUNE 30,

	2007	2006

SALES	$20,369,293	$13,466,713

COST OF GOODS SOLD	12,276,296	8,024,745

GROSS PROFIT	8,092,997	5,441,968

EXPENSES
Selling, general and administrative	1,808,715	2,074,695
Research and development	71,438	51,548
Total Expenses	1,880,153	2,126,243

INCOME FROM OPERATIONS	6,212,844	3,315,725

OTHER INCOME (EXPENSES)
Other income	1,809	2,220
Interest expense	(165,918)	(158,684)
Impairment loss	(1,207,171)	-
Other expense	(56,744)	-
Total Other Income (Expenses)	(1,428,024)	(156,464)

INCOME BEFORE PROVISION FOR INCOME TAX	4,784,820	3,159,261

PROVISION FOR INCOME TAX	837,292	448,791

NET INCOME	3,947,528	2,710,470

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	272,858	44,511
(i)
(ii) COMPREHENSIVE INCOME	$ 4,220,386	$ 2,754,981

  The accompanying notes are an integral part of these financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO., LTD.

  STATEMENT OF STOCKHOLDERS’ EQUITY

  FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

					Accumulated
		Additional			other	Total
	Capital	Paid-in	Statutory	Retained	Comprehensive	Stockholders’
	Contribution	Capital	Reserve	Earnings	Income	Equity

Balance at June 30, 2005	$ 363,000	$ -	$ 17,637	$ 158,736	$ -	$ 539,373

Net income	-	-	-	2,710,470	-	2,710,470

Statutory reserve	-	-	271,047	(271,047)	-	-

Other comprehensive income	-	-	-	-	44,511	44,511

Balance at June 30, 2006	$ 363,000		$ 288,684	$2,598,159	$ 44,511	$ 3,294,354

Additional paid-in capital	-	4,347,508	-	-	-	4,347,508

Net income	-	-	-	3,947,528	-	3,947,528

Statutory reserve	-	-	394,753	(394,753)	-	-

Other comprehensive income	-	4,347,508	-	-	388,587	388,587

Balance at June 30, 2007	$ 363,000	$4,347,508	$ 683,437	$6,150,934	$ 433,108	$ 11,977,987

  The accompanying notes are an integral part of these financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO., LTD.

  STATEMENTS OF CASH FLOWS

  FOR THE YEARS ENDED JUNE 30,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,947,528	$2,710,470
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	305,132	289,507
Loss on disposal of fixed assets	50,494	-
Impairment loss of intangible assets	1,207,171	-
Bad debt expense	19,191	7,042
Changes in current assets and current liabilities:
Accounts receivable	(1,919,077)	(704,152)
Inventory	(188,946)	(268,130)
Other receivables	38,393	(32,774)
Other current assets	1,150,376	252,505
Accounts payable and accrued expenses	(315,759)	272,249
VAT taxes payable	79,360	49,981
Income tax payable	140,325	94,589
Payroll taxes payable	8,674	5,497
Total Adjustments	575,334	(33,686)

Net Cash Provided by Operating Activities	4,522,862	2,676,784

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(63,398)	(403,536)
Additions to intangibles	(1,783,269)	(3,844,620)

Net Cash Used by Investing Activities	(1,846,667)	(4,248,156)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term bank loans	326,630	-
Repayment of short-term bank loans	-	(124,020)
Proceeds from shareholder loans	-	1,452,373
Repayment of shareholder loans	(2,934,764)	-
Proceeds from bank long-term loans	-	170,473
Repayment of bank long-term loans	(217,742)	-

Net Cash Provided (Used) by Financing Activities	(2,825,876)	1,498,826

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	33,291	26,617

NET DECREASE IN CASH AND CASH EQUIVALENTS	(116,390)	(45,929)

CASH AND CASH EQUIVALENTS – BEGINNING	740,780	786,709

CASH AND CASH EQUIVALENTS – ENDING	$ 624,390	$ 740,780

  The accompanying notes are an integral part of these financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO., LTD.

  NOTES TO FINANCIAL STATEMENTS

  JUNE 30, 2007 AND 2006

  NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

  Chengdu Tianyin Pharmaceutical Co., Ltd. (the “Company”) was formed on April 1, 1994, under the corporate laws of the People’s Republic of China (“PRC”).  Its primary business is to research, manufacture, and sell pharmaceutical products. The Company is located in the City of Chengdu, Sichuan Province, the People’s Republic of China (“PRC”).

  NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (GAAP).

  USE OF ESTIMATES

  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

  In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," the Company considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

  ACCOUNTS RECEIVABLE AND BAD DEBT RESERVE

  Trade accounts receivable are stated at original invoice amount less allowance for doubtful receivables made based on management’s periodic review of aging of outstanding balances and customer credit history. Bad debt provision is set at "50% for over 1 year aging accounts receivable and 100% for over 2 year aging accounts receivable. Allowance for doubtful accounts amounted to $31,517 at June 30, 2007.

  INVENTORY

  Inventory is stated at the lower of weighted average cost or market, which takes into account historical prices on a continuing basis.

  PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost and depreciated using the straight-line method, over 5 and 40 years. The carrying value of long-lived assets is evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based upon current and anticipated future undiscounted cash flows. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. Based upon its most recent analysis, the Company believes that no impairment of property and equipment exists for the year ended June 30, 2007.

  VALUATION OF LONG-LIVED ASSETS

  The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Per SFAS 144, the Company is required to periodically evaluate the carrying value of long-lived assets and to record an impairment loss when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amounts.

  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company concluded that as of June 30, 2007 and 2006 there were no significant impairments of its long-lived assets.

  REVENUE RECOGNITION

  The Company recognizes revenue of product sales when title has been transferred, the risks and rewards of ownership have been transferred to the customer, the fee is fixed and determinable, and the collection of the related receivable is probable which is generally at the time of shipment.

  ADVERTISING COSTS

  The Company expenses the cost of advertising as incurred.  Advertising costs for the years ended June 30, 2007 and 2006 were insignificant.

  IMPAIRMENT OF INTANGIBLE ASSETS

  The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable.  Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset.  The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it.  Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized.  The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value.  The fair value is measured based on quoted market prices, if available.  If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows.  The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated.  These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.  During the year ended June 30, 2007, the Company recorded an impairment loss of $1,207,171 related to intangible assets.

  INCOME TAXES

  Deferred income taxes are computed using the asset and liability method, such that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect in the People’s Republic of China for the periods in which the differences are expected to reverse. Income tax expense is the tax payable for the period plus the change during the period in deferred income taxes. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended June 30, 2007 and 2006.

  The Company is subject to PRC Enterprise Income Tax at a rate of 15% of net income.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company considers the carrying amounts reported in the balance sheet for current assets and current liabilities qualifying as financial instruments and approximating fair value.

  FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

  The financial position and results of operations of the Company’s foreign subsidiaries are determined using local currency (Chinese Yuan) as the functional currency.  Assets and liabilities of the subsidiaries are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year.  Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations.

  NOTE 3– INVENTORY

  Inventory at June 30, 2007 consisted of the following:

Raw materials	$ 727,016
Packaging supplies	461,110
Finished goods	679,216

Total	$1,867,342

  NOTE 4– PROPERTY AND EQUIPMENT

  Property and equipment at June 30, 2007 consisted of the following:

Property and equipment	$5,869,746
Less: Accumulated depreciation	1,315,821

Total	$4,553,925

  Depreciation expense for the years ended June 30, 2007 and 2006 was as follows:

	2007	2006

Building	$116,170	$114,451
Manufacturing equipment	79,594	73,042
Office equipment and furniture	5,893	4,444
Vehicles	77,996	72,901

Total	$279,653	$279,653

  NOTE 5– INTANGIBLE ASSETS

  Net intangible assets at June 30, 2007 and 2006 were as follows:

Rights to use land	$1,301,850
Approved drugs	4,667,934
Intangible assets	5,969,784
Less: accumulated amortization	147,739

Total	$5,822,045

  Amortization expense for the years ended June 30, 2007 and 2006 amounted to $25,479 and $24,669, respectively.

  NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

  The carrying value of accounts payable and accrued expenses approximate fair value due to the short-term nature of the obligations.

  NOTE 7 – SHORT-TERM BANK LOANS

  Short-term bank loans consist of the following:

On July 14th, 2006, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 13th 2007. The interest is to be calculated using an annual fixed interest rate of 7.02% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 263,000

On July 26th, 2006, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 25th 2007. The interest is to be calculated using an annual fixed interest rate of 7.02% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 203,825

On April 28th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by April 27th 2008. The interest is to be calculated using an annual fixed interest rate of 7.668% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 657,500

On April 30th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by April 29th 2008. The interest is to be calculated using an annual fixed interest rate of 7.668% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 315,600

On May 14th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by May 13th 2008. The interest is to be calculated using an annual fixed interest rate of 7.668% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 210,400

On June 5th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by June 4th 2008. The interest is to be calculated using an annual fixed interest rate of 7.884% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 131,500

On June 8th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by June 7th 2008. The interest is to be calculated using an annual fixed interest rate of 7.884% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 263,000

Total short-term bank loans	$2,044,825

  NOTE 8 – DUE TO SHAREHOLDERS

  As of June 30, 2007 the company has a total amount of $139,573 in loans from stockholders. These loans are short-term in nature, unsecured and non-interest bearing.

  NOTE 9 – EMPLOYEE WELFARE PLAN

  The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to the employee welfare plan.

  NOTE 10– STATUTORY COMMON WELFARE FUND

  As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

  (i)

  Making up cumulative prior years’ losses, if any;

  (ii)

  Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

  (iii)

  Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees

  Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.  The Company did not provide a reserve for the welfare fund for the years ended June 30, 2007 and 2006, respectively.

  NOTE 11 – RISK FACTORS

  The Company had two major vendors who provided over 68% and 69% of the Company raw materials for the years ended June 30, 2007 and 2006.  Total purchases from these vendors were $7,836,717 and $5,412,471 for the years ended June 30, 2007 and 2006, respectively.

  Six major customers accounted for 67% and 65% of the net revenue for the years ended June 30, 2007 and 2006.  Total sales to these customers were $13,780,586 and $8,894,617 for the years ended June 30, 2007 and 2006, respectively.

  The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

  NOTE 12 - CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions of $579,484.

  NOTE 13 – SUPPLEMENTAL CASH FLOW DISCLOSURES

	2007	2006

Cash paid for interest	$ 165,918	$ 158,684

Cash paid for income taxes	$ 837,292	$ 448,791

  NOTE 14 – NON-CASH FINANCING ACTIVITIES

  At June 30, 2007, the board of directors approved the conversion of a loan from the majority of $4,347,508 into additional paid in capital.

  NOTE 15 - SUBSEQUENT EVENTS

  None.

  CHENGDU TIANYIN PHARMACEUTICAL CO. LTD.

  CONSOLIDATED BALANCE SHEET

  AS OF SEPTEMBER 30, 2007

  (UNAUDITED)

  ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 915,165
Accounts receivable, net of allowance of $31,973	3,157,266
Inventory	1,606,750
Other receivables	297,700
Advances to suppliers	400,200
Total Current Assets	6,377,081

PROPERTY AND EQUIPMENT, NET	4,544,979

INTANGIBLES, NET	5,899,563

Total Assets	$16,821,623

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 918,775
Short-term bank loans	1,273,970
Due to shareholders	282,792
VAT taxes payable	172,094
Income tax payable	266,955
Other payables	225,243
Total Current Liabilities	3,139,829

STOCKHOLDERS’ EQUITY
Capital contribution	363,000
Additional paid-in capital	4,347,508
Statutory reserve	683,437
Retained earnings	7,670,890
Accumulated other comprehensive income	616,959
Total Stockholders’ Equity	13,681,794

Total Liabilities and Stockholders' Equity	$16,821,623

  The accompanying notes are an integral part of these consolidated financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO.  LTD.

  CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

  FOR THE THREE MONTHS ENDED SEPTEMBER 30,

  (UNAUDITED)

	2007	2006

SALES	$7,169,493	$3,865,176

COST OF GOODS SOLD	4,293,829	2,389,172

GROSS PROFIT	2,875,664	1,476,004

EXPENSES
Selling, general and administrative	1,028,480	344,258
Research and development	27,451	7,111
Total Expenses	1,055,931	351,369

INCOME FROM OPERATIONS	1,819,733	1,124,635

OTHER INCOME (EXPENSES)
Other income	-	1,424
Interest expense	(34,703)	(35,132)
Total Other Income (Expenses)	(34,703)	(33,708)

INCOME BEFORE PROVISION FOR INCOME TAX	1,785,030	1,090,927

PROVISION FOR INCOME TAX	265,074	155,391

NET INCOME	1,519,956	935,536

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	183,851	43,686

COMPREHENSIVE INCOME	$ 1,703,807	$ 979,222

  The accompanying notes are an integral part of these consolidated financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO.  LTD.

  CONSOLIDATED STATEMENTS OF CASH FLOWS

  FOR THE THREE MONTHS ENDED SEPTEMBER 30,

  (UNAUDITED)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,511,956	$935,536
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	81,486	74,485
Bad debt expense	-	7,890
Changes in current assets and current liabilities:
Accounts receivable	7,982	(788,957)
Inventory	285,546	(16,828)
Other receivables	(159,635)	(17,762)
Advances to suppliers	(397,200)	(281,649)
Accounts payable and accrued expenses	(277,424)	(26,916)
VAT taxes payable	(40,499)	(1,700)
Income tax payable	(42,565)	1,184
Other payables	77,928	491,811
Total Adjustments	(464,381)	(558,629)

Net Cash Provided by Operating Activities	1,047,575	376,907

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(713)	(33,319)

Net Cash Used by Investing Activities	(713)	(33,319)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term bank loans	(794,760)	-
Proceeds from shareholder loans	140,207	-
Repayment of shareholder loans	-	(138,563)
Repayment of long-term bank loans	(120,541)	(27,702)

Net Cash Used by Financing Activities	(775,094)	(166,265)

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	11,007	9,581

NET INCREASE IN CASH AND CASH EQUIVALENTS	290,775	186,904

CASH AND CASH EQUIVALENTS – BEGINNING	624,390	740,780

CASH AND CASH EQUIVALENTS – ENDING	$ 915,165	$ 927,684

  The accompanying notes are an integral part of these consolidated financial statements.

  CHENGDU TIANYIN PHARMACEUTICAL CO. LTD.

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  SEPTEMBER 30, 2007 AND 2006

  (UNAUDITED)

  NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

  Chengdu Tianyin Pharmaceutical Co., Ltd.(“Chengdu Tianyin”) was formed on April 1, 1994 under the corporate laws of the People’s Republic of China. Its primary business is to research, manufacture, and sell pharmaceutical products.  The Company is located in the city of Chengdu, Sichuan Province, the People’s Republic of China (“PRC”).

  NOTE 2 – ACCOUNTING POLICIES

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and with the requirements of Form 10-QSB and Item 310 of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

  NOTE 3– ACCOUNTS RECEIVABLE

  Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period. Based on management’s periodic review of aging of outstanding balances and customer credit history. The allowance for doubtful accounts amounted to $31,973 at September 30, 2007.

  NOTE 5– ADVANCES TO SUPPLIERS

  As a common business practice in China, the Company is required to make advance payments to the research and development institutions for developing new medicine.  Such advances are interest-free and unsecured.

  NOTE 4– INVENTORY

  Inventory at September 30, 2007 consisted of the following:

Raw materials	$ 870,485
Packaging supplies	951,936
Finished goods	(215,671)

Total	$1,606,750

  NOTE 6– PROPERTY AND EQUIPMENT

  Property and equipment at September 30, 2007 consisted of the following:

Building	$4,712,913
Manufacturing equipment	839,256
Office equipment and furniture	41,294
Vehicles	361,810
5,955,273

Less: Accumulated depreciation	1,410,294

Total	$4,544,979

  Depreciation expense for the quarters ending September 30, 2007 and September 30, 2006 was $74,930 and $68,235, respectively.

  NOTE 7– INTANGIBLE ASSETS

  Net intangible assets at September 30, 2007 were as follows:

Rights to use land	$1,320,660
Approved drugs	4,735,380
6,056,040
Less: accumulated amortization	156,477

Total	$5,899,563

  Amortization expense for the three months ended September 30, 2007 and 2006 amounted to $6,556 and $6,250, respectively.

  NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

  The carrying value of accounts payable and accrued expenses approximate fair value due to the short-term nature of the obligations.

Accounts payable	$ 862,680
Accrued expenses	56,095

Total	$ 918,775

  NOTE 9 – SHORT-TERM BANK LOANS

  Short-term bank loans consist of the following:

On April 30th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by April 29th 2008. The interest is calculated using an annual fixed interest rate of 7.668% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 320,160

On May 14th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by May 13th 2008. The interest is calculated using an annual fixed interest rate of 7.668% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 213,440

On June 8th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by June 7th 2008. The interest is calculated using an annual fixed interest rate of 7.884% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 266,800

On July 11th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 10th 2008. The interest is calculated using an annual fixed interest rate of 8.541% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 133,400

On July 16th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 15th 2008. The interest is calculated using an annual fixed interest rate of 8.541% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 133,400

On July 25th, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 24th 2008. The interest is calculated using an annual fixed interest rate of 8.892% and paid
monthly. The loan is secured by the Company’s property and equipment.	$ 206,770

Total short-term bank loans	$1,273,970

  NOTE 10 – DUE TO SHAREHOLDERS

  As of September 30, 2007 the amount of loans from stockholders was $282,792. These loans are short-term in nature, unsecured and non-interest bearing.

  NOTE 11 – EMPLOYEE WELFARE PLAN

  The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to the employee welfare plan.

  NOTE 12 – RISK FACTORS

  The Company had two major vendors who provided over 41% and 61% of the Company raw materials for the three months ended September 30, 2007 and 2006 respectively.  Total purchases from these vendors were $1,464,495 and $1,321,743 for the three months ended September 30, 2007 and 2006, respectively.

  Five major customers accounted for 59% and 64% of the net revenue for the three months ended September 30, 2007 and 2006 respectively.  Total sales to these customers were $4,258,182 and $2,494,176, for the three months ended September 30, 2007 and 2006, respectively.

  The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

  NOTE 13 - CONCENTRATIONS OF CREDIT RISK

  Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions of $703,337.

  NOTE 14 – SUPPLEMENTAL CASH FLOW DISCLOSURES

	2007	2006

Cash paid for interest	$ 34,703	$ 35,132

Cash paid for income taxes	$ 265,074	$ 155,391

  NOTE 15 - SUBSEQUENT EVENTS

  Raygere Ltd. is a British Virgin Islands based holding company incorporated on January 26, 2007. In September 2007, the Company acquired a 100% interest in Grandway Group Holdings Ltd. which was incorporated on May 25, 2007, in the city of Hong Kong, the People’s Republic of China.   On November 5,

  2007, Grandway Group Holdings Ltd. acquired a 100% interest in Chengdu Tianyin Pharmaceutical Co., Ltd.(“Chengdu Tianyin”), which was incorporated on April 1, 1994 in the city of Chengdu, the People’s Republic of China. The consolidated financial statements reflect all predecessor statements of income and cash flow activities from the inception of Chengdu Tianyin in July 2007. Chengdu Tianyin’s primary business is to research, manufacture, and sell pharmaceutical products.

  Pro Forma Combining Financial Statements

  The following pro forma balance sheet and income statement has been derived from the balance sheet and income statement of Viscorp, Inc. at September 30, 2007, and adjusts such information to give the effect to the acquisition of Raygere Limited (Chengdu Tianyin Pharmaceutical Co., Ltd.), a company organized under the laws of the British Virgin Islands (“BVI”) and the shareholders of Raygere (namely Time Poly Management Limited, Happyvale Limited, and Fartop Management Limited, each a BVI company, and Cmark Holdings Co., Ltd., an exempted company organized under the laws of the Cayman Islands), as if the acquisition had occurred at September 30, 2007.  The pro forma balance sheet and income statement is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2007.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

	Chendgu
	Tianyin	Viccorp, Inc.	Adjustments		Proforma
	September 30,	September 30,
	2007	2007
	(unaudited)	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$ 915,165	$ 104,925	$ (104,925)	A	$ 9,630,965
			$ 8,715,800	B
Accounts receivable, net allowance of $31,973	3,157,266	-	-		3,157,266
Inventory	1,606,750	-	-		1,606,750
Other receivables	297,700	-	-		297,700
Advances to suppliers	400,200	-	-		400,200

Total current assets	6,377,081	104,925	8,610,875		$ 15,092,881

Property, plant and equipment, net	4,544,979	14,799	(14,799)	A	4,544,979

Advances - related party	-	4,173	(4,173)	A	-

Intangibles, net	5,899,563	-	-		5,899,563

Total assets	$ 16,821,623	$ 123,897	$ 8,591,903		$ 25,537,423

LIABILITIES

Current Liabilities:

Accounts payable and accrued expenses	$ 918,775	$ 12,986	(12,986)	A	$ 918,775
Short-term bank loans	1,273,970	-	-		1,273,970
Due to shareholder	282,792	35,200	(35,200)	A	282,792
VAT taxes payable	172,094	-	-		172,094
Income tax payable	266,955	-	-		266,955
Other payables	225,243	-	-		225,243

Total Current Liabilities	3,139,829	48,186	(48,186)	A	$ 3,139,829

Total Liabilities	3,139,829	48,186	(48,186)	A	$ 3,139,829

SHARE CAPITAL AND DEFICIT

Stockholders' Equity
Common stock	-	4,796	(3,310)	C	14,277
			12,791	D
Series A preferred stock	-	-	6,391	B	6,391
Capital contribution	363,000	-
Additional paid in capital	4,347,508	216,404	(216,404)	A	13,042,640
			8,709,409	B
			(12,791)	D
			(1,486)	C
Statutory reserve	683,437	-
Retained earnings	$ 7,670,890	(145,489)	145,489	A	$ 7,670,890
Accumulated other comprehensive income	$ 616,959				$ 616,959

Total Stockholders' Equity	$ 13,681,794	$ 75,711	$ 8,640,09		21,351,157

Total Liabilities and Stockholders' Equity	$ 16,821,623	123,897	8,591,903		$ 25,537,423

PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)

	Chengdu
	Tianyin	Viccorp, Inc.	Adjustments		Proforma
	Three Months Ended	Three Months Ended
	September 30,	September 30,
	2007	2007
	(unaudited)	(unaudited)

Sales	$ 7,169,493	$ -	-		7,169,493
Cost of goods sold	4,293,829	-			4,293,829

Gross profit (loss)	2,875,664	-	-		2,875,664

Expenses:
General and administrative expenses	1,028,480	26,406	(26,406)	A	1,028,480
Research and development	27,451	-			27,451
Depreciation	-	3,536	(3,536)	A	-

Total	1,055,931	29,942	(29,942)		1,055,931

Income/(loss) from operations	1,819,733	(29,942)	29,942		1,819,733

Other income (expense):
Interest (expense), net	(34,703)	-	-		-
Other income	-	466	(466)	A	-

Other income (expense), net	(34,703)	466	(466)		-

Income before provision for income tax	$ 1,785,030	$ (29,476)	$ 29,476		1,785,030

Provision for income tax	$ 265,074	$ -	$ -

Net income /(loss)	$ 1,519,956	$ (29,476)	$ 29,476

Other comprehensive income
Foreign currency translation	183,851	-	-		183,851

Total Comprehensive (loss)	$ 1,703,807	$ (29,476)	29,476		1,703,807

Net income (loss) per Share

Basic and diluted	$ 0.13	$ (0.01)			$ 0.13

Weighted average shares outstanding
Basic and diluted	12,790,800	4,796,400	(3,310,000)	C	14,277,200

  Unaudited Notes to Pro Forma Combining Financial Statements

  On January 16, 2008, Viscorp, Inc. (the “Company”), entered into and consummated the transactions (the “Share Exchange”) contemplated under a Securities Exchange Agreement (the “SEA”) by and among the Company, Raygere Limited (“Raygere”), a company organized under the laws of the British Virgin Islands (“BVI”) and Time Poly Management Limited, Happyvale Limited and Fartop Management Limited, each a BVI company, and Cmark Holdings Co., Ltd., an exempted company organized under the laws of the Cayman Islands (collectively, the “Raygere Stockholders”), pursuant to which all the shares of Raygere were transferred to us and Raygere became our wholly-owned subsidiary; at the same time, the shareholders of Raygere were issued 12,790,800 shares of our common stock (the “Common Stock”), which represented 87.68% of all the issued and outstanding shares of our Common Stock following the Share Exchange, but before the dilution resulting from the financing we completed on January 16, 2007.  The shares were issued pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.

  Pursuant to the terms of the SEA, Charles Driscoll resigned as our Chief Executive Officer, Chief Financial Officer and President, effective immediately; Mr. Driscoll also tendered his resignation as our sole director, to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Our Board of Directors appointed Guoqing Jiang to serve as the Chairman of our board and our Chief Executive Officer, effective as of the close of the Share Exchange, and nominated Mr. Stewart Lor to serve as one of our directors with such appointment to be effective on the tenth day after mailing the Schedule 14f-1.  The Share Exchange did not require the approval of our shareholders.

  The transaction was regarded as a reverse merger whereby Raygere was considered to be the accounting acquirer as it retained control of Viscorp after the exchange.

  All amounts of Viscorp were reversed to net assets assumed by Raygere in the reverse merger were $0.

  Raygere Limited is a British Virgin Islands based holding company incorporated on January 26, 2007. In September 2007, the Company acquired a 100% interest in Grandway Group Holdings Ltd. which was incorporated on May 25, 2007, in the city of Hong Kong, the People’s Republic of China.   On November 5, 2007, Grandway Group Holdings Ltd. acquired a 100% interest in Chengdu Tianyin Pharmaceutical Co., Ltd.(“Chengdu Tianyin”), which was incorporated on April 1, 1994 in the city of Chengdu, the People’s Republic of China. The consolidated financial statements reflect all predecessor statements of income and cash flow activities from the inception of Chengdu Tianyin in July 2007. Chengdu Tianyin (and its historical financial statements) is the continuing entity for financial reporting purposes.

  The preceding unaudited pro forma combined the balance sheet represents the combined financial position of Raygere as of September 30, 2007, as if the reverse merger acquisition occurred on September 30, 2007.  The unaudited combined income statements give effect to the reverse acquisition of Raygere by Viscorp assuming that the reverse acquisition took place on October 1, 2007.

  The unaudited pro forma combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of Raygere had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the results of future operations.

  Assumptions and Adjustments:

  A)

  Per the terms of the Share Exchange and Bill of Sale of Viscorp, Inc. with Charles Driscoll, Viscorp will be delivered with zero assets and zero liabilities at the time of closing.

  B)

  Viscorp issued convertible debt that converts into 6,390,635 shares of series A preferred shares at $1.60 per share to investors for cash proceeds of $8,715,800.

  C)

  Mr. Charles Driscoll agreed to cancel 3,310,000 shares which he owns, resulting in 1,486,400 shares issued and outstanding immediately before issuing 12,790,800 shares to the shareholders of Raygere Limited (Chengdu Tianyin Pharmaceutical Co., Ltd.).

Total shares issued and outstanding at September 30, 2007, per Form 10-QSB	4,796,400

Cancellation of shares owned by Mr. Charles Driscoll	3,310,000

Total shares outstanding	1,486,400

  D)

  On January 16, 2007, Viscorp issued 12,790,800 shares of common stock to the shareholders of Raygere Limited for 100% interest in Raygere Limited.

  Total shares issued for Viscorp

  12,790,800

  Retroactive shares issued

  12,790,800

  EXHIBIT INDEX

3.1	Articles of Amendment

4.1	Form of Securities Purchase Agreement, dated as of January 16, 2008

4.2	Form of Note dated as of January 16, 2008

4.3	Form of Registration Rights Agreement, dated as of January 16, 2008.

4.4	Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock

4.5	Form of Class A Warrant

4.6	Form of Class B Warrant

10.1	Form of Escrow Agreement, dated as of January 16, 2008

10.2	Form of Lock-Up Agreement dated as of January 16, 2008

10.3	Form of Share Exchange Agreement dated as of January 16, 2008

10.4	Form of Share Escrow Agreement, dated as of January 16, 2008

10.5	Form of Share Transfer Agreement, dated as of January 16, 2008

9.99	Press Release of Viscorp Inc.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  VISCORP, INC.

  By:  /s/  Guoqing Jian

        Name:  Guoqing Jiang

        Title:   Chairman and Chief Executive Officer

  Date:  January 18, 2008

  SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

  FORM 8-K

  CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the

  Securities Exchange Act of 1934

  January 25, 2008

  Date of report (Date of earliest event reported)

  Viscorp, Inc.

  (Exact name of registrant as specified in Charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

  11th Floor, South Tower, Jinjiang Times Garden

  107 Jin Li Road West

  Chengdu , P. R. China, 610072
   (Address of Principal Executive Offices)

  +0086-028-86154737

  (Issuer Telephone number)

  627 Nevin Avenue, Sweickley, Pennsylvania 15143

  (Former Address)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 3.02

  Unregistered Sales of Equity Securities

  Item 8.01

  Other Events

  We completed a private equity financing of $5,000,000 on January 25, 2008, with three accredited investors (the “Second Financing”).  Net proceeds from the Second Financing are approximately $4,497,000.  Pursuant to the Second Financing, we issued 50 Units consisting of an aggregate of (a) $5,000,000 10% Convertible Exchangeable Notes due on or before June 30, 2009 (the “Note”), (b) 5 year warrants to purchase 1,562,500 shares of our common stock at an exercise price of $2.50 per share (subject to adjustment) (the “Class A Warrant”), and (c) 7 year warrants to purchase 1,562,500 shares of our common stock at an exercise price of $3.00 per share (subject to adjustment) (the “Class B Warrant,” together with the Note and the Class A Warrant, the “Securities”).

  In connection with the Second Financing, we granted warrants to purchase up to 500,000 shares of Common Stock with an exercise price of US$1.60, $2.50 and $3.00 per share to TriPoint Global Equities, LLC, the placement agent.  These warrants have the same terms as the Warrants issued to Investors and included in the Units.

  In combination with the financing that we closed on January 16, 2008, as disclosed on a Current Report on Form 8-K that we filed with the SEC on January 18, 2008 (the “First Financing”), we raised a total of $15,225,000 from 27 accredited investors.  As a result of these two financings, we issued a total of 152.25 Units consisting of an aggregate of (a) $15,225,000 Notes, (b) Class A Warrants to purchase up to 4,757,814 shares of our common, and (c) Class B Warrants to purchase up to 4,757,814 shares of our common stock (the “Financings”).  We are obligated to file a registration statement on or before February 14, 2008, providing for the resale of the shares of common stock underlying the Securities issued pursuant to the Financings.

  All of the investors received the same securities; however, the documents originally issued were amended and restated due to negotiations with the three investors of the Second Financing.  All of the investors from the First Financing agreed to replace their original documents with the amended and restated documents.   The most significant changes are stated below, but copies of the amended and restated documents are filed as exhibits to this Form 8-K and are incorporated in their entirety herein; the description included herein is modified by such reference.

  •

  The dividend payable on the Series A Preferred Stock is payable (at the Company’s option) in additional shares of Common Stock, valued at $1.60 per share rather than at the lower of $1.60 and the 20-day VWAP;

  •

  A Series A Preferred Stockholder may not convert his/her Series A Preferred Stock, to the extent that after giving effect to such exercise, such person, together with his/her affiliates, would beneficially own in excess of 9.9% or 4.99%, depending upon the holder’s agreement, of the then outstanding shares of our Common Stock; however, the holder is entitled to waive this cap upon 61 days notice to us.  There was no such previous cap on conversions in the original Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (the “Designation”);

  •

  The following changes were made to the Share Escrow Agreement, pursuant to which the Raygere Stockholders placed an aggregate of 2,410,283 shares of Common Stock they own into escrow for the benefit of the Investors in the event we fail to achieve certain net income levels: (i) by reason of the increase in fully diluted equity, the 2008 Target EPS was reduced to $0.16 per share and the 2009 Target EPS was reduced to $0.20 per share; and, (ii) corresponding adjustments were made in the calculations of Fully-Diluted EPS in fiscal 2008 and 2009;

  •

  The restated Purchase Agreement provides that for three years from the Closing, members of our senior management may not receive stock options that total more than 10% of the aggregate number of shares of our Common Stock that is outstanding at the date of issuance of the options;

  •

  The Note, the Designation and the Warrants were modified to exclude from the anti-dilution provisions, the issuance of shares of Common Stock upon conversion of the Note or the Series A Preferred Stock or upon exercise of the Warrants issued pursuant to the Financings;

  •

  The anti-dilution adjustment provisions of the Warrants were modified to provide Investors with added protection against dilution in the event of a recapitalization, consolidation, merger or sale of the Company or substantially all of our assets in a transaction whereby a transfer of control over the ability to elect the board of directors shall occur; provided, that no adjustment will be made to the Warrant Shares if the sale of control transaction is accretive (and not dilutive) to shareholders in that the consideration received or receivable by the Company or its stockholders has a fair market value equal to or in excess of the Exercise Price of the Warrants then in effect; and

  •

  The holders of Series A Preferred Stock were granted the right to vote with the holders of Common Stock on an “as converted basis” in connection with any proposal submitted to stockholders for a merger, consolidation or sale of all or substantially all of the assets of the Company.

  The net proceeds from the Financings are to be used for working capital and general corporate purposes.

  As a result of the Share Exchange we consummated on January 16, 2008 and the Financings, on a fully-diluted basis (giving effect to the conversion of all outstanding convertible notes and preferred stock and the exercise of all outstanding warrants and options) we will have 35,140,953 shares of Common Stock issued and outstanding.  Of that amount, the Raygere Stockholders will own 36.40% of the outstanding shares, existing stockholders of our Company prior to the Share Exchange will own 5.11% of the outstanding shares, and the 58.49% balance of our fully-diluted Common Stock will be held by investors in the Financing.

  The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

  The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

  We also want to amend certain disclosure regarding the Share Transfer Agreement we described in the Form 8-K that we filed on January 18, 2008, as we inadvertently failed to update the exercise prices prior to filing.  The correct exercise prices of the options issuable pursuant to that certain Share Transfer Agreement dated January 16, 2008, between Stewart Shiang Lor and the executive officers and management team of Chengdu Tianyin Pharmaceutical Co., Ltd., our wholly owned subsidiary located in Chengdu, Sichuan Province of the People’s Republic of China that operates our business, range from $ $1,293 to $660,975.  All other terms of the options as disclosed in the January 18, 2008 8-K remain the same.

  Item 9.  Financial Statements and Exhibits.

4.1	Form of Securities Purchase Agreement, dated as of January 25, 2008

4.2	Form of Note dated as of January 25, 2008

4.3	Form of Registration Rights Agreement, dated as of January 25, 2008.

4.4	Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock

4.5	Form of Class A Warrant

4.6	Form of Class B Warrant

10.4	Form of Share Escrow Agreement, dated as of January 25, 2008

9.99	Press Release of Viscorp Inc.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  VISCORP, INC.

  By:  /s/  Guoqing Jiang

        Name:  Guoqing Jiang

        Title:   Chairman and Chief Executive Officer

  Date:  January 28, 2008